Exhibit 10.5

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE DERMAVANT SCIENCES LTD. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO DERMAVANT SCIENCES LTD. IF PUBLICLY DISCLOSED.

Execution Copy

LICENSE AGREEMENT

between

ASTRAZENECA AB

and

ROIVANT SCIENCES GmbH

Dated as of September 19, 2017

TABLE OF CONTENTS

[Note to Draft: To be inserted.]

SCHEDULES

Schedule A – AstraZeneca Patents

Schedule B – Transition Plan

Schedule C – [***]

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE DERMAVANT SCIENCES LTD. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO DERMAVANT SCIENCES LTD. IF PUBLICLY DISCLOSED.

I

LICENSE AGREEMENT

This License Agreement (the “Agreement”) is made and entered into effective as of September 19, 2017 (the “Effective Date”) by and between AstraZeneca AB, a company incorporated in Sweden under no. 556011-7482 with its registered office at SE-151 85 Södertälje, Sweden and with offices at SE-431 83 Mölndal, Sweden (“AstraZeneca”) and Roivant Sciences GmbH, a company organized and existing pursuant to the laws of Switzerland having a principal place of business at Viaduktstrasse 8, Basel 4051, Switzerland (“Licensee”). AstraZeneca and Licensee are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

Recitals

WHEREAS, AstraZeneca owns and controls certain intellectual property rights with respect to the Licensed Compound (as defined herein) and Licensed Products (as defined herein) in the Territory (as defined herein); and

WHEREAS, AstraZeneca wishes to grant a license to Licensee and Licensee wishes to take a license under such intellectual property rights to develop and commercialize Licensed Products in the Territory, in each case in accordance with the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the premises and the mutual promises and conditions set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, do hereby agree as follows:

Article 1

DEFINITIONS

Unless otherwise specifically provided herein, the following terms shall have the following meanings:

[***]

“Affiliate” means, with respect to a Party, any Person that, directly or indirectly, through one (1) or more intermediaries, controls, is controlled by or is under common control with such Party. For purposes of this definition, “control” and, with correlative meanings, the terms “controlled by” and “under common control with” means: (i) the possession, directly or indirectly, of the power to direct the management or policies of a business entity, whether through the ownership of voting securities, by contract relating to voting rights or corporate governance or otherwise; or (ii) the ownership, directly or indirectly, of fifty percent (50%) or more of the voting securities or other ownership interest of a business entity (or, with respect to a limited partnership or other similar entity, its general partner or controlling entity).

“Agreement” has the meaning set forth in the preamble hereto.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE DERMAVANT SCIENCES LTD. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO DERMAVANT SCIENCES LTD. IF PUBLICLY DISCLOSED.

“Anti-Corruption Laws” means the U.S. Foreign Corrupt Practices Act of 1977, as amended, the UK Bribery Act 2010, as amended, and, to the extent applicable, any other applicable anti-corruption laws and laws for the prevention of fraud, racketeering, money laundering or terrorism.

“Applicable Law” means applicable laws, rules and regulations, including any rules, regulations, legally binding guidelines or other requirements of the Regulatory Authorities that may be in effect from time to time, including the FFDCA and the Anti-Corruption Laws.

“Arbitration Notice” has the meaning set forth in Section 10.5.2 (Dispute Resolution).

“Arbitrators” has the meaning set forth in Section 10.5.2 (Dispute Resolution).

“AstraZeneca” has the meaning set forth in the preamble hereto.

“AstraZeneca Know-How” means Information that is Controlled by AstraZeneca or any of its Affiliates as of the Effective Date and that is reasonably necessary for the Exploitation of the Licensed Compound or a Licensed Product, but excluding any Information to the extent covered or claimed by published AstraZeneca Patents.

“AstraZeneca Patents” means (i) all Patents in the Territory Controlled by AstraZeneca or any of its Affiliates, as of the Effective Date, that claim any Licensed Compound or Licensed Product, or its manufacture, formulation or use, including the Patents that are listed on Schedule A; and (ii) all Patents that claim or cover, or otherwise are based upon, AstraZeneca Know-How as filed for by Licensee in AstraZeneca’s name in accordance with Section 5.2.2 (Maintenance and Prosecution of AstraZeneca Patents; In General).

“AstraZeneca Regulatory Documentation” means the Regulatory Documentation Controlled by AstraZeneca or any of its Affiliates as of the Effective Date (as well as any updates thereto during the Term if any) exclusively relating to the Licensed Compound in the Field in the Territory.

“Auditor” has the meaning set forth in Section 4.10 (Audit Dispute).

“Authorized Generic Version” means, with respect to a pharmaceutical product, any other pharmaceutical product sold by or on behalf of Licensee or its Affiliates that (i) is sold under the Drug Approval Application for the first product or any supplement or amendment thereto, (ii) is sold under a different Trademark than the first product and (iii) has a National Drug Code, or NDC, number that differs from the NDC number for the first product (other than on a temporary basis as may be necessary to launch the second product in the Territory).

“Background Intellectual Property” has the meaning set forth in Section 5.1.1 (Ownership of Intellectual Property; Background Intellectual Property).

“Breaching Party” has the meaning set forth in Section 9.2.1 (Termination; Material Breach).

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE DERMAVANT SCIENCES LTD. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO DERMAVANT SCIENCES LTD. IF PUBLICLY DISCLOSED.

“Business Day” means a day other than a Saturday or Sunday or a day on which banking institutions are permitted or required to be closed in any of (i) New York, New York, U.S.A., (ii) Gothenburg, Sweden, (iii) London, England, and (iv) Basel, Switzerland.

“Calendar Quarter” means each successive period of three (3) calendar months commencing on January 1, April 1, July 1 and October 1, except that the first Calendar Quarter of the Term shall commence on the Effective Date and end on the day immediately prior to the first to occur of January 1, April 1, July 1 or October 1 after the Effective Date and the last Calendar Quarter shall end on the last day of the Term.

“Calendar Year” means each successive period of twelve (12) calendar months commencing on January 1 and ending on December 31, except that the first Calendar Year of the Term shall commence on the Effective Date and end on December 31 of the year in which the Effective Date occurs and the last Calendar Year of the Term shall commence on January 1 of the year in which the Term ends and end on the last day of the Term.

“cGMP” means current Good Manufacturing Practices promulgated by the FDA, the EMA and the International Conference on Harmonization (ICH).

“Combination Product” means a Licensed Product that is comprised of or contains the Licensed Compound as an active ingredient together with one (1) or more other active ingredients and is sold either as a fixed dose/unit, as separate doses/units in a single package, or as separate units in separate packages for a single price.

“Commercialization” means any and all activities directed to the preparation for sale of, offering for sale of or sale of a Licensed Product, including activities related to marketing, promoting, distributing and importing such Licensed Product and interacting with Regulatory Authorities regarding any of the foregoing. When used as a verb, “to Commercialize” and “Commercializing” means to engage in Commercialization and “Commercialized” has a corresponding meaning.

“Commercially Reasonable Efforts” means, with respect to the performance of Development, Commercialization or Manufacturing activities with respect to the Licensed Compound or a Licensed Product by Licensee, the carrying out of such activities using efforts and resources comparable to the efforts and resources commonly used in the research-based biopharmaceutical industry by a company of comparable size for compounds or products of similar market potential at a similar stage in development or product life, taking into account the proprietary position of the product, the regulatory status and approval process, the probable profitability of the applicable product, and other relevant factors such as technical, legal, scientific or medical factors. “Commercially Reasonable Efforts” shall be determined without regard to the particular circumstances of Licensee, including any other product opportunities of Licensee and without regard to any payments owed by Licensee to AstraZeneca under this Agreement. Additionally, with respect to North America, Europe, and Asia-Pacific, “Commercially Reasonable Efforts” shall be determined on a region-by-region basis.

“Confidential Information” has the meaning set forth in Section 6.1 (Confidentiality Obligations).

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE DERMAVANT SCIENCES LTD. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO DERMAVANT SCIENCES LTD. IF PUBLICLY DISCLOSED.

“Control” means, with respect to any item of Information, Regulatory Documentation, material, Patent or other intellectual property right, possession of the right, whether directly or indirectly and whether by ownership, license or otherwise (other than by operation of the license and other grants in Section 2.1 (Grants to Licensee)), to grant a license, sublicense or other right (including the right to reference Regulatory Documentation) to or under such Information, Regulatory Documentation, Patent or other intellectual property right as provided for herein without violating the terms of any agreement with any Third Party.

“Controlling Party” has the meaning set forth in Section 5.5 (Invalidity or Unenforceability Defenses or Actions).

“Corporate Names” means Trademarks, names and logos specific to AstraZeneca and its Affiliates, as AstraZeneca may designate in writing from time to time.

“Delivery System” means any delivery system comprising equipment, instrumentation, one or more devices, or other components designed to assist in, or useful for, the administration of the Licensed Compound.

“Development” means all activities related to research, pre-clinical and other non-clinical testing, test method development and stability testing, toxicology, formulation, process development, manufacturing scale-up, qualification and validation, quality assurance/quality control, clinical studies, including Manufacturing in support thereof, statistical analysis and report writing, the preparation and submission of Drug Approval Applications, regulatory affairs with respect to the foregoing and all other activities necessary or reasonably useful or otherwise requested or required by a Regulatory Authority as a condition or in support of obtaining or maintaining a Regulatory Approval. When used as a verb, “Develop” means to engage in Development.

“Dispute” has the meaning set forth in Section 10.5.1 (Dispute Resolution).

“Dollars” or “$” means United States Dollars.

“Drug Approval Application” means a New Drug Application as defined in the FFDCA or any corresponding foreign application in the Territory, including, with respect to the European Union, a Marketing Authorization Application filed with the EMA pursuant to the centralized approval procedure or with the applicable Regulatory Authority of a country in Europe with respect to the mutual recognition or any other national approval.

“Effective Date” has the meaning set forth in the preamble hereto.

“EMA” means the European Medicines Agency and any successor agency thereto.

“Enforcing Party” has the meaning set forth in Section 5.3.2 (Enforcement of Patents; Enforcement of Patents).

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE DERMAVANT SCIENCES LTD. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO DERMAVANT SCIENCES LTD. IF PUBLICLY DISCLOSED.

“European Union” means the economic, scientific and political organization of member states as it may be constituted from time to time, which as of the Effective Date consists of Austria, Belgium, Bulgaria, Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Ireland, Italy, Latvia, Lithuania, Luxembourg, Malta, The Netherlands, Poland, Portugal, Romania, Slovakia, Slovenia, Spain, Sweden and the United Kingdom of Great Britain and Northern Ireland and that certain portion of Cyprus included in such organization.

“Exploit” means to make, have made, import, use, sell or offer for sale, including to research, Develop, Commercialize, register, Manufacture, have Manufactured, hold or keep (whether for disposal or otherwise), have used, export, transport, distribute, promote, market or have sold or otherwise dispose of. “Exploitation” means the act of Exploiting a compound, product or process.

“FDA” means the United States Food and Drug Administration and any successor agency thereto.

“FFDCA” means the United States Federal Food, Drug, and Cosmetic Act, as amended from time to time, together with any rules, regulations and requirements promulgated thereunder (including all additions, supplements, extensions and modifications thereto).

“Field” means all diagnostic, prophylactic and therapeutic uses in humans and animals.

“First Commercial Sale” means, with respect to a Licensed Product and a country, the first sale for monetary value for use or consumption by the end user of such Licensed Product in such country after Regulatory Approval for such Licensed Product has been obtained in such country. Sales prior to receipt of Regulatory Approval for such Licensed Product, such as so- called “treatment IND sales,” “named patient sales,” and “compassionate use sales,” shall not be construed as a First Commercial Sale.

“Fiscal Year” means each successive period of twelve (12) calendar months commencing on April 1 and ending on March 31.

“GAAP” means, with respect to a Party or its Affiliates or its or their sublicensees, United States generally accepted accounting principles, International Financial Reporting Standards or such other similar national standards as such Party, Affiliates or its or their sublicense adopts, in each case, consistently applied.

“Generic Product” means, with respect to a particular mode of administration and dosage strength of a Licensed Product, any other prescription pharmaceutical product that (i) contains the same active ingredient(s) as such Licensed Product, (ii) has the same mode of administration and dosage strength as such Licensed Product and (iii) is “therapeutically equivalent” as evaluated by the FDA, applying the definition of “therapeutically equivalent” set forth in the preface to the FDA’s Orange Book: Approved Drug Products with Therapeutic Equivalence Evaluations (the “Orange Book”) (or, with respect to any country in the Territory outside the United States, is similarly substitutable under equivalent Applicable Law in such country), to such Licensed Product.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE DERMAVANT SCIENCES LTD. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO DERMAVANT SCIENCES LTD. IF PUBLICLY DISCLOSED.

“Government Official” means (i) any Person employed by or acting on behalf of a government, government-controlled agency or entity or public international organization, (ii) any political party, party official or candidate, (iii) any Person who holds or performs the duties of an appointment, office or position created by custom or convention or (iv) any Person who holds himself out to be the authorized intermediary of any of the foregoing.

“Hatch-Waxman Act” means the U.S. “Drug Price Competition and Patent Term Restoration Act” of 1984, as set forth at 21 U.S.C. §355(b)(2)(A)(iv) or (j)(2)(A)(vii)(IV).

“Improvements” means any invention, discovery, development or modification with respect to the Licensed Compound or a Licensed Product or relating to the Exploitation thereof, whether or not patented or patentable, including any enhancement in the efficiency, operation, Manufacture, ingredients, preparation, presentation, formulation, means of delivery (including the development of any Delivery System or enhancement thereto) or dosage of such Licensed Compound or Licensed Product, any discovery or development of any new or expanded indications for such Licensed Compound or Licensed Product, or any discovery or development that improves the stability, safety or efficacy of such Licensed Compound or Licensed Product.

“IND” means (i) an investigational new drug application filed with the FDA for authorization to commence clinical studies, and its equivalent in other countries or regulatory jurisdictions and (ii) all supplements and amendments that may be filed with respect to the foregoing.

“Indemnification Claim Notice” has the meaning set forth in Section 8.3.1 (Indemnification Procedures; Notice of Claim).

“Indemnified Party” has the meaning set forth in Section 8.3.1 (Indemnification Procedures; Notice of Claim).

“Indication” means a primary sickness or medical condition or any interruption, cessation or disorder of a particular bodily function, system or organ (each a “disease”) requiring a separate Phase 3 Study to obtain Regulatory Approval to market and sell a Licensed Product for such disease, and shall include sub-types of the same disease and pediatric populations of the same disease, i.e. such subtypes and pediatric populations shall be part of the indication and shall not be treated as a separate indication. [***]

“Indirect Taxes” means VAT, sales taxes, consumption taxes and other similar taxes required by law to be disclosed on the invoice.

“Information” means all technical, scientific and other know-how and information, trade secrets, knowledge, technology, means, methods, processes, practices, formulae, instructions, skills, techniques, procedures, experiences, ideas, technical assistance, designs, drawings, assembly procedures, computer programs, apparatuses, specifications, data, results and other material, including: biological, chemical, pharmacological, toxicological, pharmaceutical, physical and analytical, pre-clinical, clinical, safety, manufacturing and quality control data and information, including study designs and protocols, assays and biological methodology, in each case (whether or not confidential, proprietary, patented or patentable) in written, electronic or any other form now known or hereafter developed.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE DERMAVANT SCIENCES LTD. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO DERMAVANT SCIENCES LTD. IF PUBLICLY DISCLOSED.

“Infringement” has the meaning set forth in Section 5.3.1 (Enforcement of Patents; Notice).

“Initiation” means, with respect to a clinical study, the first dosing of the first human subject in such clinical study.

“Invalidity Claim” has the meaning set forth in Section 5.5 (Invalidity or Unenforceability Defenses or Actions).

“Invoiced Sales” has the meaning set forth in the definition of “Net Sales.”

“Licensed Compound” means (a) the pharmaceutical compound known as [***] and (b) any compound claimed by an AstraZeneca Patent listed on Schedule A, and for both (a) and (b), including any and all forms of such compound and any salt, ester, hydrate, solvate, free acid form, free base form, crystalline form, co-crystalline form, amorphous form, polymorph, chelate, isomer, enantiomer, racemate, stereoisomer, tautomer or optically active form of any of the foregoing.

“Licensed Product” means any product that is comprised of or contains the Licensed Compound, in any and all forms, presentations, dosages and formulations, which, for clarity, shall include any Delivery Systems that are sold with, or for the administration of, such Licensed Compound.

“Licensee” has the meaning set forth in the preamble hereto.

“Licensee Know-How” means all Information Controlled by Licensee or any of its Affiliates or its or their Sublicensees that is generated by or on behalf of Licensee or any of its Affiliates or its or their Sublicensees at any time during the Term in connection with the Development or Commercialization of the Licensed Compound or Licensed Product that is (i) not generally known and (ii) reasonably necessary for the Exploitation of the Licensed Compound or Licensed Product but excluding any Information to the extent covered or claimed by published Licensee Patents.

“Licensee Patents” means all of the Patents Controlled by Licensee or any of its Affiliates or its or their Sublicensees claiming Information that is made or conceived by Licensee or any of its Affiliates or its or their Sublicensees at any time during the Term in connection with the Development or Commercialization of the Licensed Compound or Licensed Product that are reasonably necessary (or, with respect to Patent applications, would be necessary if such Patent applications were to issue as Patents) for the Exploitation of the Licensed Compound or Licensed Product.

“Licensee Representatives” has the meaning set forth in Section 7.6.1 (Anti-Bribery and Anti-Corruption Compliance).

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE DERMAVANT SCIENCES LTD. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO DERMAVANT SCIENCES LTD. IF PUBLICLY DISCLOSED.

“Losses” has the meaning set forth in Section 8.1 (Indemnification of AstraZeneca).

“Manufacture” and “Manufacturing” means all activities related to the production, manufacture, processing, filling, finishing, packaging, labeling, shipping and holding of a product or any intermediate thereof, including process development, process qualification and validation, scale-up, pre-clinical, clinical and commercial manufacture and analytic development, product characterization, stability testing, quality assurance and quality control.

“Material Anti-Corruption Law Violation” means a violation by Licensee or a Sublicensee of an applicable Anti-Corruption Law relating to the subject matter of this Agreement that would, if it were publicly known, have a material adverse effect on AstraZeneca or on the reputation of AstraZeneca because of its relationship with Licensee.

“Net Sales” means, with respect to a Licensed Product for any period, the gross amount billed or invoiced by Licensee, its Affiliates or its or their Sublicensees (including distributors of Authorized Generic Versions of Licensed Product(s)) to Third Parties for the sale of a Licensed Product (the “Invoiced Sales”), less deductions for:

(1)	[***]

(2)	[***]

(3)	[***]

(4)	[***]

(5)	[***]

(6)	[***]

(7)	[***]

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE DERMAVANT SCIENCES LTD. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO DERMAVANT SCIENCES LTD. IF PUBLICLY DISCLOSED.

(8)	[***]

(9)	[***]

Any of the deductions listed above that involves a payment by Licensee, its Affiliates or its or their Sublicensees shall be taken as a deduction in the [***] in which the payment is accrued by such entity. For purposes of determining Net Sales, a Licensed Product shall be deemed sold when invoiced and a “sale” shall [***], in each case without charge. Licensee’s, its Affiliates’ or its or their Sublicensees’ transfer of any Licensed Product to an Affiliate or Sublicensee shall not result in any Net Sales, unless such Licensed Product is consumed or administered by such Affiliate or Sublicensee in the course of its commercial activities. With respect to any Licensed Product that is consumed or administered by Licensee or its Affiliates or its or their Sublicensees ([***]), Net Sales shall include any amount received with respect to such consumption or administration, including any services provided in connection therewith.

In the event that a Licensed Product is sold in any country in the form of a Combination Product, Net Sales of such Combination Product shall be adjusted by multiplying actual Net Sales of such Combination Product in such country calculated pursuant to the foregoing definition of “Net Sales” by the fraction A/(A+B), where A is the average invoice price in such country of any Licensed Product that contains the same Licensed Compound(s) as such Combination Product as its sole active ingredient(s), if sold separately in such country and B is the average invoice price in such country of each product that contains active ingredient(s) other than the Licensed Compound(s) contained in such Combination Product as its sole active ingredient(s), if sold separately in such country; provided that the invoice price in a country for each Licensed Product that contains only the Licensed Compound(s) and each product that contains solely active ingredient(s) other than the Licensed Compound(s) included in the Combination Product shall be for a quantity comparable to that used in such Combination Product and of substantially the same class, purity and potency. If either such Licensed Product that contains the Licensed Compound(s) as its sole active ingredient or a product that contains an active ingredient (other than the Licensed Product) in the Combination Product as its sole active ingredient(s) is not sold separately in a particular country, the Parties shall negotiate in good faith a reasonable adjustment to Net Sales in such country that takes into account the medical contribution to the Combination Product of and all other factors reasonably relevant to the relative value of, the Licensed Compound(s), on the one hand and all of the other active ingredient(s), collectively, on the other hand.

In the case of pharmacy incentive programs, hospital performance incentive programs, chargebacks, disease management programs, similar programs or discounts on portfolio product offerings, all rebates, discounts and other forms of reimbursements shall be allocated among products on the basis on which such rebates, discounts and other forms of reimbursements were

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE DERMAVANT SCIENCES LTD. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO DERMAVANT SCIENCES LTD. IF PUBLICLY DISCLOSED.

actually granted or, if such basis cannot be determined, in accordance with Licensee’s, its Affiliates’ or its or their Sublicensees’ existing allocation method; provided that any such allocation to a Licensed Product shall be (i) done in accordance with Applicable Law, including any price reporting laws, rules and regulations and (ii) subject to clause (i), in no event no greater than a pro rata allocation, such that the portion of each of foregoing rebates, discounts and other forms of reimbursements shall not be included as deductions from Invoiced Sales hereunder in any amount greater than the proportion of the undiscounted dollar value of such Licensed Product sold by Licensee, its Affiliates or its or their Sublicensees to Third Parties hereunder compared to the undiscounted dollar value of all the products sold by Licensee, such Affiliates and such Sublicensees to Third Parties to which such foregoing rebate, discount or other form of reimbursement, as applicable, are granted.

Subject to the above, Net Sales shall be calculated in accordance with the standard internal policies and procedures of Licensee, its Affiliates or its or their Sublicensees, which must be in accordance with GAAP.

“Non-Breaching Party” has the meaning set forth in Section 9.2.1 (Termination; Material Breach).

“Notice Period” has the meaning set forth in Section 9.2.1 (Termination; Material Breach). “Party” and “Parties” have the meaning set forth in the preamble hereto.

“Patents” means: (i) all national, regional and international patents and patent applications, including provisional patent applications; (ii) all patent applications filed either from such patents, patent applications or provisional applications or from an application claiming priority from either of these, including divisionals, continuations, continuations-in-part, provisionals, converted provisionals and continued prosecution applications; (iii) any and all patents that have issued or in the future issue from the foregoing patent applications ((i) and (ii)), including utility models, petty patents, innovation patents and design patents and certificates of invention; (iv) any and all extensions or restorations by existing or future extension or restoration mechanisms, including revalidations, reissues, re-examinations and extensions (including any supplementary protection certificates and the like) of the foregoing patents or patent applications ((i), (ii) and (iii)); and (v) any similar rights, including so-called pipeline protection or any importation, revalidation, confirmation or introduction patent or registration patent or patent of additions to any of such foregoing patent applications and patents.

“Payment” has the meaning set forth in Section 4.6.1 (Taxes; General).

“Person” means an individual, sole proprietorship, partnership, limited partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or other similar entity or organization, including a government or political subdivision, department or agency of a government.

“Phase I Study” means the first clinical study conducted in humans, as described in 21 CFR 312.21(a), or an equivalent clinical study required by a Regulatory Authority in a jurisdiction outside of the United States.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE DERMAVANT SCIENCES LTD. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO DERMAVANT SCIENCES LTD. IF PUBLICLY DISCLOSED.

“Phase II Study” means a clinical study in humans that is intended to explore a variety of doses, dose response and duration of effect to generate initial evidence of clinical safety and activity in a target patient population, that would satisfy the requirements of 21 CFR 312.21(b), or an equivalent clinical study required by a Regulatory Authority in a jurisdiction outside of the United States.

“Phase IIb Study” means a further Phase II Study for a Licensed Product for the same Indication that is intended to identify the definite dose range for efficacy at the primary endpoint for that Indication.

“Phase III Study” means a clinical study in humans performed to gain evidence of statistical significance of the efficacy of a Licensed Product in a target patient population, and to obtain expanded evidence of safety for such Licensed Product that is needed to evaluate the overall benefit-risk relationship of such Licensed Product and provide an adequate basis for obtaining Regulatory Approval, including physician labeling, as described in 21 CFR 312.21(c), or an equivalent clinical study required by a Regulatory Authority in a jurisdiction outside of the United States.

“PMDA” means the Pharmaceuticals and Medical Devices Agency for Japan and any successor agency thereto.

“Program Data Package” means a written update to any reports or summaries previously delivered under Sections 3.3.4 (Development; Development Reports) and 3.5.4 (Commercialization; Commercialization Reports) to the date of notice of termination, and all clinical protocols for ongoing clinical trials and detailed estimated costs for conducting such trials (including all costs committed in contracts with third parties). For the avoidance of doubt, the Program Data Package shall include at least the investigator brochures and clinical study reports (each in preliminary (unless finalized) and final form) for all Licensed Compounds and Licensed Products.

“Prosecuting Party” has the meaning set forth in Section 5.2.2 (Maintenance and Prosecution of AstraZeneca Patents; In General).

“Regulatory Approval” means, with respect to a country in the Territory, any and all approvals (including Drug Approval Applications), licenses, registrations or authorizations of any Regulatory Authority necessary to commercially distribute, sell or market a Licensed Product in such country, including, where applicable, (i) pricing or reimbursement approval in such country, (ii) pre- and post-approval marketing authorizations (including any prerequisite Manufacturing approval or authorization related thereto) and (iii) labeling approval.

“Regulatory Authority” means any applicable supra-national, federal, national, regional, state, provincial or local regulatory agencies, departments, bureaus, commissions, councils or other government entities regulating or otherwise exercising authority with respect to the Exploitation of Licensed Compound or Licensed Products in the Territory, including the FDA in the United States and the EMA in the European Union.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE DERMAVANT SCIENCES LTD. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO DERMAVANT SCIENCES LTD. IF PUBLICLY DISCLOSED.

“Regulatory Documentation” means: all (i) applications (including all INDs and Drug Approval Applications), registrations, licenses, authorizations and approvals (including Regulatory Approvals); (ii) correspondence and reports submitted to or received from Regulatory Authorities (including minutes and official contact reports relating to any communications with any Regulatory Authority) and all supporting documents with respect thereto, including all adverse event files and complaint files; and (iii) clinical and other data contained or relied upon in any of the foregoing; in each case ((i), (ii) and (iii)) relating to the Licensed Compound or a Licensed Product.

“Regulatory Exclusivity Period” means, with respect to each Licensed Product in any country in the Territory, any period of data, market or other regulatory exclusivity (other than Patent exclusivity) granted or afforded by Applicable Law or by a Regulatory Authority in such country that prevents the sale and use by a Person of all Generic Products with respect to such Licensed Product in such country. Such data, market or other regulatory exclusivity may include new chemical entity exclusivity, new use or indication exclusivity, new formulation exclusivity, orphan drug exclusivity, non-patent related pediatric exclusivity or any other applicable marketing or data exclusivity, including any such periods listed in the FDA’s Orange Book or any such periods under national implementations in the EU of Article 10 of Directive 2001/83/ED, Article 14(11) of Parliament and Council Regulation (EC) No. 726/2004, Parliament and Council Regulation (ED) No. 141/2000 on orphan medicines, Parliament and Council Regulation (ED) No. 1901/2006 on medicinal products for pediatric use and all international equivalents of any of the foregoing.

“Retained Rights” mean, with respect to the Licensed Compound and Licensed Products in the Field in the Territory, the rights of AstraZeneca, its Affiliates and its and their licensors, (sub)licensees and contractors to (i) perform its and their obligations under this Agreement; (ii) develop, obtain and maintain regulatory approvals for and to Manufacture, commercialize and otherwise Exploit any compound or product (including the Licensed Compound and Licensed Products) outside the Territory; and (iii) Manufacture and Develop and otherwise use the Licensed Compound or Licensed Products in the Territory for Exploitation outside the Territory.

“[***]” has the meaning set forth in Section 2.4.1 ([***]).

“[***]” has the meaning set forth in Section 2.4.1 ([***]).

“[***]” has the meaning set forth in Section 2.4.1 ([***]).

“Royalty Term” means, with respect to each Licensed Product and each country in the Territory, the period beginning on the date of the First Commercial Sale of such Licensed Product in such country and ending on the latest to occur of: (i) the expiration of the last-to-expire AstraZeneca Patent in such country that contains a Valid Claim that claims the Licensed Compound included in such Licensed Product as a composition of matter or a method of treatment or other use of such Licensed Compound for all indications for which Regulatory Approval has been received for such Licensed Product in such country; (ii) the expiration of Regulatory Exclusivity Period in such country for such Licensed Product; and (iii) the tenth (10th) anniversary of the First Commercial Sale of the first Licensed Product in such country.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE DERMAVANT SCIENCES LTD. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO DERMAVANT SCIENCES LTD. IF PUBLICLY DISCLOSED.

“Senior Officer” means, with respect to AstraZeneca, its Vice President, Scientific Partnering & Alliances and, with respect to Licensee, its Chief Business Officer.

“Subcontractor” means a Person that performs services for or conducts activities on behalf of Licensee or its Affiliates, including clinical research organizations, contract manufacturers and logistic service providers.

“Sublicensee” means a Person, other than an Affiliate, that is granted a sublicense by Licensee or its Affiliate under the grants in Section 2.1 (Grants to Licensee), as provided in Section 2.2 (Sublicenses), including any distributors of Authorized Generic Versions of a Licensed Product, irrespective of whether such distributor is granted a sublicense hereunder.

“Tax” or “Taxes” means (a) all federal, provincial, territorial, state, municipal, local, foreign or other taxes, imposts, rates, levies, assessments and other charges in the nature of a tax (and all interest and penalties thereon and additions thereto imposed by any governmental authority), including without limitation all income, excise, franchise, gains, capital, real property, good and services, transfer, [***], gross receipts, windfall profits, severance, ad valorem, personal property, production, sales, use, license, stamp, documentary stamp, mortgage recording, employment, payroll, social security, unemployment, disability, escheat, estimated or withholding taxes, and all customs and import duties, together with all interest, penalties and additions thereto imposed with respect to such amounts, in each case whether disputed or not; (b) any liability for the payment of any amounts of the type described in clause (a) as a result of being or having been a member of an affiliated, consolidated, combined or unitary group; and (c) any liability for the payment of any amounts as a result of being party to any tax sharing agreement or arrangement or as a result of any express or implied obligation to indemnify any other person with respect to the payment of any amounts of the type described in clauses (a) or (b).

“Term” has the meaning set forth in Section 9.1 (Term and Expiration).

“Terminated Territory” means each region with respect to which this Agreement is terminated by AstraZeneca pursuant to Section 9.2.1 or, if this Agreement is terminated in its entirety, the entire Territory.

“Termination Notice” has the meaning set forth in Section 9.2.1 (Termination; Material Breach).

“Territory” means the entire world, other than any Terminated Territory.

“Third Party” means any Person other than AstraZeneca, Licensee and their respective Affiliates.

“Third Party Claims” has the meaning set forth in Section 8.1 (Indemnification of AstraZeneca).

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE DERMAVANT SCIENCES LTD. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO DERMAVANT SCIENCES LTD. IF PUBLICLY DISCLOSED.

“Third Party Infringement Claim” has the meaning set forth in Section 5.4 (Infringement Claims by Third Parties).

“Third Party Patent Right” has the meaning set forth in Section 5.6 (Third Party Patent Rights).

“Top Line Data” means, with respect to a clinical study, a summary of demographic data, the data for the primary endpoint and a summary of safety data, which are based upon an unblinded, locked database. All such data will be collected in a database validated in accordance with 21 CFR Part 11 and with full audit trail.

“Trademark” means any word, name, symbol, color, shape, designation or any combination thereof, including any trademark, service mark, trade name, brand name, sub-brand name, trade dress, product configuration rights, program name, delivery form name, certification mark, collective mark, logo, tagline, slogan, design or business symbol, that functions as an identifier of source, origin or quality, whether or not registered, and all statutory and common law rights therein and all registrations and applications therefor, together with all goodwill associated with, or symbolized by, any of the foregoing.

“Transition Plan” has the meaning set forth in Section 3.1 (Transition Plan).

“Transfer Activities” has the meaning set forth in Section 3.1 (Transition Plan).

“United States” or “U.S.” means the United States of America and its territories and possessions (including the District of Columbia and Puerto Rico).

“Valid Claim” means (i) a claim of any issued and unexpired Patent whose validity, enforceability or patentability has not been affected by (a) irretrievable lapse, abandonment, revocation, dedication to the public or disclaimer or (b) a holding, finding or decision of invalidity, unenforceability or non-patentability by a court, governmental agency, national or regional patent office or other appropriate body that has competent jurisdiction, such holding, finding or decision being final and unappealable or unappealed within the time allowed for appeal or (ii) a claim of a pending Patent application that was filed and is being prosecuted in good faith and has not been abandoned or finally disallowed without the possibility of appeal or re-filing of the application; provided that such pending Patent application has not been pending for more than [***] from its earliest priority date; further provided that if such claim is later issued, it shall from the issuance date forward be deemed to be a Valid Claim. For clarity, any claim in a pending application that is filed after [***] from its earliest priority date shall not be considered a Valid Claim until such claim is granted and meets the requirement of subsection (i).

“VAT” has the meaning set forth in Section 4.6.2 (Taxes; Value Added Tax).

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE DERMAVANT SCIENCES LTD. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO DERMAVANT SCIENCES LTD. IF PUBLICLY DISCLOSED.

Article 2

GRANT OF RIGHTS

2.1. Grants to Licensee. Subject to Sections 2.2 (Sublicenses) and 2.3 (Retention of Rights; Limitations Applicable to License Grants) and the other terms and conditions of this Agreement, AstraZeneca hereby grants to Licensee:

2.1.1. an exclusive (even as to AstraZeneca and its Affiliates) license (or sublicense), with the right to grant sublicenses in accordance with Section 2.2 (Sublicenses), under the AstraZeneca Patents and the AstraZeneca Know-How, to Exploit the Licensed Compound and Licensed Products in the Field in the Territory; and

2.1.2. an exclusive (even as to AstraZeneca and its Affiliates) license and right of reference, with the right to grant sublicenses in accordance with Section 2.2 (Sublicenses), under the AstraZeneca Regulatory Documentation as reasonably necessary for purposes of Exploiting the Licensed Compound and Licensed Products in the Field in the Territory.

2.2. Sublicenses. Subject to Section 2.4.1 (AstraZeneca’s Right of First Negotiation), Licensee shall have the right to grant sublicenses (or further rights of reference), through multiple tiers of sublicensees, under the licenses and rights of reference granted in Section 2.1 (Grants to Licensee), to its Affiliates and other Persons. Any sublicense agreement granted under this Section 2.2 shall be on the same terms and conditions as those set forth in this Agreement, to the extent applicable to the rights granted by Licensee to such Sublicensee. Licensee hereby (a) guarantees the performance of its Affiliates and permitted Sublicensees that are sublicensed as permitted herein and the grant of any such sublicense shall not relieve Licensee of its obligations under this Agreement, except to the extent they are satisfactorily performed by such Sublicensee and (b) waives any requirement that AstraZeneca exhaust any right, power or remedy, or proceed against any Sublicensee for any obligation or performance under this Agreement prior to proceeding directly against Licensee. A copy of any sublicense agreement shall be provided to AstraZeneca within [***] after its execution; provided that in each case the financial terms of any such sublicense agreement may be redacted.

2.3. Retention of Rights; Limitations Applicable to License Grants.

2.3.1. Retained Rights of AstraZeneca. Notwithstanding anything to the contrary in this Agreement and without limitation of any rights granted or reserved to AstraZeneca pursuant to any other term or condition of this Agreement, AstraZeneca hereby expressly retains, on behalf of itself and its Affiliates (and on behalf of its licensors, (sub)licensees and contractors) all right, title and interest in and to the AstraZeneca Patents, the AstraZeneca Know-How, AstraZeneca Regulatory Documentation and AstraZeneca’s Corporate Names, in each case, for purposes of performing or exercising the Retained Rights.

2.3.2. No Other Rights Granted by AstraZeneca. Except as expressly provided herein and without limiting the foregoing, AstraZeneca grants no other right or license, including any rights or licenses to the AstraZeneca Patents, the AstraZeneca Know-How, the AstraZeneca Regulatory Documentation, the AstraZeneca Corporate Names or any other Patent, Trademark or other intellectual property rights not otherwise expressly granted herein.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE DERMAVANT SCIENCES LTD. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO DERMAVANT SCIENCES LTD. IF PUBLICLY DISCLOSED.

2.4.	[***].

2.4.1.	[***]

2.4.2.	[***]

Article 3

TRANSITIONAL, DEVELOPMENT, REGULATORY AND COMMERCIALIZATION

ACTIVITIES

3.1. Transition Plan. In order to transfer the Development responsibility to Licensee as contemplated hereunder, the Parties shall use Commercially Reasonable Efforts to comply with the transition plan set forth as Schedule B (the “Transition Plan”), which, for clarity, shall consist of the plan for AstraZeneca to transfer to Licensee: (a) regulatory obligations in respect of the Regulatory Documentation from AstraZeneca (if any); (b) the amounts of inventory of [***] set forth in Section 3.7 (Supply of [***]); (c) results and data from all pre- clinical and clinical studies relating to [***] conducted prior to the Effective Date;

(d) [***] manufacturing technology within the AstraZeneca Know-How; and (e) other such AstraZeneca Know-How in existence as of the Effective Date (collectively, the “Transfer Activities”). The Parties acknowledge and agree that Schedule B attached hereto as of the Effective Date is a draft version of Schedule B. Within [***] of the Effective Date, AstraZeneca and Licensee shall finalize Schedule B by including, in addition to the items included as of the Effective Date, any further elements reasonably necessary to transfer the Development of [***] from AstraZeneca to Licensee and such updated Schedule B shall automatically replace the draft Schedule B attached hereto. AstraZeneca shall provide Licensee with up to [***] of support relating to Transfer Activities; thereafter, [***].

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE DERMAVANT SCIENCES LTD. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO DERMAVANT SCIENCES LTD. IF PUBLICLY DISCLOSED.

3.2. Transfer Activities. AstraZeneca and Licensee will initiate the Transfer Activities promptly after the Effective Date in accordance with a timeline as specified in the Transition Plan. AstraZeneca and Licensee shall use Commercially Reasonable Efforts to perform the Transfer Activities and complete such Transfer Activities within the time periods specified in the Transition Plan.

3.3. Development.

3.3.1. Diligence. After the Effective Date, subject to the Retained Rights, as between the Parties, Licensee shall be solely responsible for all aspects of the Development of the Licensed Compound and Licensed Products in the Field in the Territory. Licensee shall use Commercially Reasonable Efforts to Develop, and obtain and maintain Regulatory Approvals for at least one Licensed Product for use in the Field in the Territory.

3.3.2. Development Costs. Licensee shall be responsible for all of its costs and expenses in connection with the Development of, and obtaining and maintaining Regulatory Approvals for, the Licensed Products in the Field in the Territory.

3.3.3. Development Records. Licensee shall, and shall cause its Affiliates and its and their Sublicensees to, maintain, in good scientific manner, complete and accurate books and records pertaining to Development of Licensed Products hereunder, in sufficient detail to verify compliance with its obligations under this Agreement. Such books and records shall (i) be in compliance with Applicable Law, (ii) properly reflect all work done and results achieved in the performance of its Development activities hereunder, and (iii) be retained by Licensee for at least [***] after the expiration or termination of this Agreement in its entirety or for such longer period as may be required by Applicable Law.

3.3.4. Development Reports. Within [***] following the end of each [***] during which Licensee is conducting Development activities hereunder until each Development and Regulatory milestone event listed in Section 4.2.1 (Milestones; Development and Regulatory Milestones) has been achieved by Licensee for [***], Licensee shall provide AstraZeneca with a detailed written report of such Development activities it has performed, or caused to be performed, since the preceding report, its Development activities in process and the future activities it expects to initiate during the following [***] period. Each such report shall contain sufficient detail to enable AstraZeneca to assess Licensee’s compliance with its obligations set forth in Sections 3.3.1 (Development; Diligence), including Licensee’s, or its Affiliates’ or its or their Sublicensees’ activities with respect to achieving Regulatory Approvals of Licensed Products in the Territory.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE DERMAVANT SCIENCES LTD. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO DERMAVANT SCIENCES LTD. IF PUBLICLY DISCLOSED.

3.4. Regulatory Activities.

3.4.1. Regulatory Approvals. Subject to the Retained Rights, Licensee shall have the sole right to prepare, obtain and maintain Drug Approval Applications (including the setting of the overall regulatory strategy therefor), other Regulatory Approvals and other submissions (including INDs) and to conduct communications with the Regulatory Authorities, for Licensed Products in the Field in the Territory in its name.

3.4.2. Recalls, Suspensions or Withdrawals. In the event that the Territory is not worldwide, each Party shall notify the other Party promptly (but in no event later than [***]) following its determination that any event, incident or circumstance has occurred that such Party has determined may result in the need for a recall, market suspension or market withdrawal of a Licensed Product in the Field in its respective territory and shall include in such notice the reasoning behind such determination and any supporting facts. As between the Parties, Licensee shall be solely responsible for determining whether to voluntarily implement any recall, market suspension or market withdrawal in the Field in the Territory, and AstraZeneca shall be solely responsible for determining whether to voluntarily implement any recall, market suspension or market withdrawal in the Field in the Terminated Territory; provided that, prior to any implementation of such a recall, market suspension or market withdrawal, the Party instituting such action shall consult with the other Party and shall consider the other Party’s comments in good faith. If a recall, market suspension or market withdrawal is mandated by a Regulatory Authority in the Territory, as between the Parties, Licensee shall initiate such a recall, market suspension or market withdrawal in compliance with Applicable Law. If a recall, market suspension or market withdrawal is mandated by a Regulatory Authority in the Terminated Territory, as between the Parties, AstraZeneca shall initiate such a recall, market suspension or market withdrawal in compliance with Applicable Law. For all recalls, market suspensions or market withdrawals undertaken pursuant to this Section 3.4.2, as between the Parties, Licensee shall be solely responsible for the execution thereof in the Territory, and AstraZeneca shall be solely responsible for the execution thereof in the Terminated Territory. Subject to Article 8 (INDEMNITY), each Party shall be responsible for all costs of any such recall, market suspension or market withdrawal for which it is responsible, except in the event and to the extent that a recall, market suspension or market withdrawal resulted from the other Party’s or its Affiliate’s breach of its obligations hereunder or from the other Party’s or its Affiliate’s fraud, gross negligence or willful misconduct, in which case, the other Party shall bear the expense of such recall, market suspension or market withdrawal.

3.4.3. Global Safety Database. Licensee shall establish, hold and maintain ([***]) the global safety database for Licensed Products.

3.5. Commercialization.

3.5.1. Diligence. As between the Parties, Licensee shall be solely responsible for Commercialization of the Licensed Products in the Field throughout the Territory at Licensee’s own cost and expense. Licensee shall use Commercially Reasonable Efforts to Commercialize the Licensed Products throughout the Territory.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE DERMAVANT SCIENCES LTD. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO DERMAVANT SCIENCES LTD. IF PUBLICLY DISCLOSED.

3.5.2. Commercialization Costs; Booking of Sales; Distribution. Except as otherwise provided in this Agreement, Licensee shall be responsible for all of its costs and expenses in connection with the Commercialization of the Licensed Products in the Field in the Territory. Licensee shall invoice and book sales, establish all terms of sale (including pricing and discounts) and warehouse and distribute the Licensed Products in the Field in the Territory and perform or cause to be performed all related services. Licensee shall handle all returns, recalls or withdrawals, order processing, invoicing, collection, distribution and inventory management with respect to the Licensed Products in the Territory.

3.5.3. Commercialization Records. Without limitation of Section 4.8 (Financial Records), Licensee shall maintain complete and accurate books and records pertaining to Commercialization of Licensed Products hereunder, in sufficient detail to verify compliance with its obligations under this Agreement and which shall be in compliance with Applicable Law and properly reflect all work done and results achieved in the performance of its Commercialization activities. Such records shall be retained by Licensee for at least [***] after the expiration or termination of this Agreement in its entirety or for such longer period as may be required by Applicable Law.

3.5.4. Commercialization Reports. Without limiting Section 3.3.4 (Development; Development Reports), within [***] following the end of [***], commencing upon the First Commercial Sale of a Licensed Product and thereafter, Licensee shall provide to AstraZeneca with written reports of such Commercialization activities it has performed, or caused to be performed, since the preceding report and the future activities it expects to initiate during the following [***] period. Each such report shall contain sufficient detail to reasonably enable AstraZeneca to assess Licensee’s compliance with its obligations set forth in Section 3.5.1 (Commercialization; Diligence). Following receipt of such report, Licensee shall promptly respond to AstraZeneca’s reasonable questions or requests for additional information. In addition, at AstraZeneca’s request, Licensee and AstraZeneca will meet to discuss the status of the Commercialization activities within a reasonable time after AstraZeneca’s request. Such meeting may occur either in person, telephonically, or by video conference at the Parties’ discretion.

3.6. Statements and Compliance with Applicable Law. Licensee shall and shall cause its Affiliates to, comply with all Applicable Law with respect to the Exploitation of Licensed Products. Licensee shall avoid and shall cause its Affiliates and its and their Sublicensees employees, representatives, agents, and distributors to avoid, taking or failing to take, any actions that Licensee knows or reasonably should know would jeopardize the goodwill or reputation of AstraZeneca, the Licensed Compound or the Licensed Products.

3.7. Supply of [***]. AstraZeneca shall, within [***] of the Effective Date, transfer [***] to Licensee [***] of [***] that was (a) manufactured in accordance with cGMP and (b) stored and maintained by AstraZeneca prior to delivery to Licensee in accordance with AstraZeneca’s standard procedures and cGMP. AstraZeneca shall deliver or have delivered such supply to Licensee EXW (Incoterms 2010) the facility designated by AstraZeneca. The Parties agree that: (i) such [***] and Licensed Products (incorporating such [***]) shall be used solely for the Development of Licensed

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE DERMAVANT SCIENCES LTD. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO DERMAVANT SCIENCES LTD. IF PUBLICLY DISCLOSED.

Products pursuant to this Agreement; and (ii) such [***] and Licensed Products (incorporating such [***]) shall not be made available by Licensee to any Third Party (except for a contract manufacturer for the purposes of obtaining subsequent supply of [***] and Licensed Products from such contract manufacturer) except as expressly consented to in writing by AstraZeneca. LICENSEE AGREES THAT ALL SUCH [***] AND LICENSED PRODUCTS (INCORPORATING SUCH [***]) ARE PROVIDED “AS IS” AND WITHOUT ANY WARRANTIES, EXPRESS OR IMPLIED.

3.8. Subcontracting. Subject to Section 2.2 (Sublicenses), Licensee may subcontract with a Third Party to perform any or all of its obligations hereunder (including by appointing one or more distributors); provided that no such permitted subcontracting shall relieve Licensee of any obligation hereunder (except to the extent satisfactorily performed by such subcontractor) or any liability and Licensee shall be and remain fully responsible and liable therefor. Without limiting the foregoing, each such permitted subcontracting agreement shall be on the same terms and conditions as those set forth in this Agreement, to the extent applicable to the subcontracted obligation. Licensee hereby waives any requirement that AstraZeneca exhaust any right, power or remedy, or proceed against any subcontractor for any obligation or performance under this Agreement prior to proceeding directly against Licensee.

Article 4

PAYMENTS AND RECORDS

4.1. Upfront Payment. In partial consideration of the rights granted by AstraZeneca to Licensee hereunder, Licensee shall pay to AstraZeneca a nonrefundable and non- creditable upfront payment equal to two million Dollars ($2m) within ten (10) days after the Effective Date of this Agreement, which shall be nonrefundable and non-creditable.

4.2. Milestones.

4.2.1. Development and Regulatory Milestones. In partial consideration of the rights granted by AstraZeneca to Licensee hereunder, Licensee shall pay to AstraZeneca the following one-time payments within [***] after the achievement of each of the following milestone events, which shall be nonrefundable, non-creditable and fully earned upon the achievement of the applicable milestone event:

[***]

(i)	[***]

(ii)	[***]

(iii)	[***]

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE DERMAVANT SCIENCES LTD. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO DERMAVANT SCIENCES LTD. IF PUBLICLY DISCLOSED.

(iv)	[***]

(v)	[***]

(vi)	[***]

(vii)	[***]

[***]

(viii)	[***]

(ix)	[***]

(x)	[***]

(xi)	[***]

(xii)	[***]

(xiii)	[***]

(xiv)	[***]

If, at any time, the achievement of a milestone described in this Section 4.2.1 has occurred with respect to which a payment is due hereunder and any of the preceding milestones in this Section 4.2.1 have not been due or been paid, then each such skipped milestone payment shall become due and payable concurrently with the milestone payment for the milestone, with respect to which payment is due. For clarity, each milestone payment is payable only once; no milestone payment shall be payable for subsequent or repeated achievements of such milestone event with one or more of the same or different Licensed Products.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE DERMAVANT SCIENCES LTD. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO DERMAVANT SCIENCES LTD. IF PUBLICLY DISCLOSED.

4.2.2. Commercial Milestones. In partial consideration of the rights granted by AstraZeneca to Licensee hereunder, Licensee shall pay to AstraZeneca the following one-time payments, which shall be nonrefundable, non-creditable and fully earned upon the achievement of the applicable milestone event:

(i) in the event that the aggregate of all Net Sales of all Licensed Product(s) made by Licensee or any of its Affiliates or its or their Sublicensees in a given Calendar Year exceeds [***] for such Calendar Year, Licensee shall pay to AstraZeneca [***]; and

(ii) in the event that the aggregate of all Net Sales of all Licensed Product(s) made by Licensee or any of its Affiliates or its or their Sublicensees in a given Calendar Year exceeds [***] for such Calendar Year, Licensee shall pay to AstraZeneca [***)].

In the event that, in a given Calendar Year, more than one (1) of the foregoing thresholds set forth in clauses (i) and (ii) of this Section 4.2.2 is exceeded, Licensee shall pay to AstraZeneca a separate milestone payment with respect to each such threshold that is exceeded in such Calendar Year. Each such milestone payment shall be due within [***] (or, if applicable, within [***)] in which such milestone was achieved. Each milestone payment in this Section 4.2.2 shall be payable only once upon the first achievement of such milestone in a given Calendar Year and no amounts shall be due for subsequent or repeated achievements of such milestone in subsequent Calendar Years.

4.2.3. Determination that Milestones Have Occurred. Licensee shall notify AstraZeneca promptly of the achievement of each of the events identified as a milestone in Section 4.2.1 (Milestones; Development and Regulatory Milestones) or Section 4.2.2 (Milestones; Commercial Milestones). In the event that, notwithstanding the fact that Licensee has not provided AstraZeneca such a notice, AstraZeneca believes that any such milestone has been achieved, it shall so notify Licensee in writing and the Parties shall promptly meet and discuss in good faith whether such milestone has been achieved. Any dispute under this Section 4.2.3 regarding whether or not such a milestone has been achieved shall be subject to resolution in accordance with Section 10.5 (Dispute Resolution).

4.3. Royalties.

4.3.1. Royalty Rates. As further consideration for the rights granted to Licensee hereunder, commencing upon the First Commercial Sale of a Licensed Product in the Territory, on a Licensed Product-by-Licensed Product basis, Licensee shall pay to AstraZeneca during the Royalty Term a royalty on Net Sales of each Licensed Product in the Territory during each Calendar Year at the following rates:

(i) for that portion of aggregate Net Sales of such Licensed Product in the Territory during a Calendar Year less than or equal to [***], a royalty rate of [***];

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE DERMAVANT SCIENCES LTD. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO DERMAVANT SCIENCES LTD. IF PUBLICLY DISCLOSED.

(ii) for that portion of aggregate Net Sales of such Licensed Product in the Territory during a Calendar Year that are greater than [***] but less than or equal to [***], a royalty rate of [***]

(iii) for that portion of aggregate Net Sales of such Licensed Product in the Territory during a Calendar Year that are greater than [***] but less than or equal to [***] a royalty rate of [***] and

(iv) for that portion of aggregate Net Sales of such Licensed Product in the Territory during a Calendar Year that are greater than [***] a royalty rate of [***]

4.3.2. Blended Royalty. Licensee acknowledges that (i) the AstraZeneca Know-How and the Information included in the AstraZeneca Regulatory Documentation licensed to Licensee are proprietary and valuable and that, without the Licensee Know-How and such Information, Licensee would not be able to obtain and maintain Regulatory Approvals with respect to the Licensed Products, (ii) such Regulatory Approvals will allow Licensee to obtain and maintain regulatory exclusivity with respect to the Licensed Products in the Field in the Territory, (ii) access to the Licensee Know-How and the rights with respect to the AstraZeneca Regulatory Documentation have provided Licensee with a competitive advantage in the marketplace beyond the exclusivity afforded by the Licensed Patents and (iv) the milestone payments and royalties set forth in Section 4.2 (Milestones) and Section 4.3.1 (Royalties; Royalty Rates), respectively, are, in part, intended to compensate AstraZeneca for such exclusivity and such competitive advantage. The Parties agree that the royalty rates set forth in Section 4.3.1 (Royalties; Royalty Rates) reflect an efficient and reasonable blended allocation of the value provided by AstraZeneca to Licensee.

4.3.3. Royalty Term. Licensee shall have no obligation to pay any royalty with respect to Net Sales of any Licensed Product in any country after the Royalty Term for such Licensed Product in such country has expired. Upon termination of the Royalty Term with respect to a Licensed Product in any country, the license grants to Licensee in Section 2.1 (Grants to Licensee), as applicable, with respect to such Licensed Product shall become fully paid-up with respect to such country.

4.4. Royalty Payments and Reports. Licensee shall calculate all amounts payable to AstraZeneca pursuant to Section 4.3.1 (Royalties; Royalty Rates) at the end of each Calendar Quarter, which amounts shall be converted to Dollars, in accordance with Section 4.5 (Mode of Payment; Offsets). Licensee shall pay to AstraZeneca the royalty amounts due with respect to a given Calendar Quarter within [***] after the end of such Calendar Quarter. Each payment of royalties due to AstraZeneca shall be accompanied by a statement specifying, on a Licensed Product-by-Licensed Product basis, the amount of Invoiced Sales, Net Sales and deductions taken to arrive at Net Sales attributable to each Licensed Product in each country the Territory during the applicable Calendar Quarter (including such amounts expressed in local currency and as converted to Dollars) and a calculation of the amount of royalty payment due on such Net Sales for such Calendar Quarter. Without limiting the generality of the foregoing, Licensee shall require its Affiliates and Sublicensees to account for their Net Sales and to provide such reports with respect thereto, as if such sales were made by Licensee.

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4.5. Mode of Payment; Offsets. All payments to AstraZeneca under this Agreement shall be made by deposit of Dollars in the requisite amount to such bank account as AstraZeneca may from time to time designate by notice to Licensee. For the purpose of calculating any sums due under, or otherwise reimbursable pursuant to, this Agreement (including the calculation of Net Sales expressed in currencies other than Dollars), Licensee shall convert any amount expressed in a foreign currency into Dollar equivalents using its, its Affiliate’s or Sublicensee’s, as applicable, standard conversion methodology consistent with GAAP. Except as set forth in Section 4.6 (Taxes), Licensee shall [***] the amounts due to AstraZeneca hereunder.

4.6. Taxes.

4.6.1. General. The upfront payment, milestone payments and royalties payable by Licensee to AstraZeneca pursuant to this Agreement (each, a “Payment”) shall be paid free and clear of any and all Taxes, except for any Taxes required by Applicable Law to be withheld or deducted. AstraZeneca shall be solely responsible for paying any and all Taxes (other than Taxes required by Applicable Law to be withheld or deducted from Payments and remitted by Licensee) levied on account of, or measured in whole or in part by reference to, any Payments it receives. Licensee shall deduct or withhold from the Payments any Taxes that it is required by Applicable Law to deduct or withhold, and any such Tax that is deducted or withheld shall be treated as having been paid to the recipient of such Payments for the purposes of this Agreement. Notwithstanding the foregoing, if AstraZeneca is entitled under any applicable tax treaty to a reduction of rate of, or the elimination of, applicable withholding Tax, it may deliver to Licensee or the appropriate governmental authority (with the assistance of Licensee to the extent that this is reasonably required and is requested in writing) the prescribed forms and information necessary to reduce the applicable rate of withholding or to relieve Licensee of its obligation to deduct or withhold such Tax and Licensee shall apply the reduced rate of withholding or dispense with withholding, as the case may be; provided that Licensee has received evidence of AstraZeneca’s delivery of all applicable forms (and, if necessary, its receipt of appropriate governmental authorization) at least [***] prior to the time that the Payments are due. AstraZeneca shall indemnify Licensee and its Affiliates for the full amount of any Taxes (including any interest or penalties thereon) attributable to any inaccuracy or obsolescence of any of the foregoing forms or information contained therein. If, in accordance with the foregoing, Licensee withholds any amount, it shall pay to AstraZeneca the balance when due, make timely payment to the proper taxing authority of the withheld amount and send to AstraZeneca proof of such payment within [***] following such payment.

4.6.2. Value Added Tax. Notwithstanding anything contained in Section 4.6 (Taxes), this Section 4.6.2 shall apply with respect to value added tax (“VAT”). All Payments are exclusive of VAT. If any VAT is chargeable in respect of any Payments, Licensee shall pay VAT at the applicable rate in respect of any such Payments following the receipt of a VAT invoice in the appropriate form issued by AstraZeneca in respect of those Payments, such VAT to be payable on the later of the due date of the payment of the Payments to which such VAT

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relates and [***] after the receipt by Licensee of the applicable invoice relating to that VAT payment, provided, however, Licensee shall not have an obligation to pay any such VAT to the extent such VAT becomes chargeable as a result of a failure by AstraZeneca to comply with a reasonable request of Licensee to provide information or documentation required by law or otherwise necessary to avoid the imposition of such VAT.

4.7. Interest on Late Payments. If any payment due to either Party under this Agreement is not paid when due, then, if such late payment is identified through an audit requested by AstraZeneca in accordance with Section 4.9 within [***] from the date such sum became due, such paying Party shall pay interest thereon (before and after any judgment) at an annual rate (but with interest accruing on a daily basis) at the lower of (a) the maximum rate permitted under Applicable Law and (b) [***] percentage points above the United States Prime Rate for deposits in United States Dollars, as adjusted from time to time on the first New York business day of each month, such interest to run from the date on which payment of such sum became due until payment thereof in full together with such interest. For clarity, outstanding payments due to either Party identified after [***] from the date such sum became due shall be repaid without interest.

4.8. Financial Records. Licensee shall and shall cause its Affiliates and its and their Sublicensees to, keep complete and accurate financial books and records pertaining to the Commercialization of Licensed Products hereunder, including books and records of Invoiced Sales and Net Sales of Licensed Products, in sufficient detail to calculate and verify all amounts payable hereunder. Licensee shall and shall cause its Affiliates and its and their Sublicensees to, retain such books and records until [***] after the end of the period to which such books and records pertain.

4.9. Audit. At the request of AstraZeneca, Licensee shall and shall cause its Affiliates and its and their Sublicensees to, permit an independent auditor designated by AstraZeneca and reasonably acceptable to Licensee and after executing a confidentiality agreement that is no less onerous than what is set forth in this Agreement, at reasonable times and upon reasonable notice (but not more than once per Fiscal Year), to audit the books and records maintained pursuant to Section 4.8 (Financial Records) to ensure the accuracy of all reports and payments made hereunder within the [***] period preceding the date of the request for review. No Fiscal Year will be subject to audit under this Section 4.9 (Audit) more than once. The independent certified public accounting firm shall disclose to AstraZeneca only whether the audited reports are correct or incorrect and the specific details concerning any discrepancies. No other information shall be provided to AstraZeneca.

Except as provided below, the cost of this audit shall be borne by AstraZeneca, unless the audit reveals, with respect to a period, a variance of more than [***] from the reported amounts for such period to the detriment of AstraZeneca, in which case Licensee shall bear the cost of the audit. Unless disputed pursuant to Section 4.10 (Audit Dispute) below, if such audit concludes that (i) additional amounts were owed by Licensee, Licensee shall pay the additional amounts, with interest from the date originally due as provided in Section 4.7 (Interest on Late Payments) or (ii) excess payments were made by Licensee, AstraZeneca shall reimburse such excess payments, in either case ((i) or (ii)), within [***] after the date on which such audit is completed by AstraZeneca.

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4.10. Audit Dispute. In the event of a dispute with respect to any audit under Section 4.9 (Audit), AstraZeneca and Licensee shall work in good faith to resolve the disagreement. If the Parties are unable to reach a mutually acceptable resolution of any such dispute within [***], the dispute shall be submitted for resolution to a certified public accounting firm jointly selected by each Party’s certified public accountants or to such other Person as the Parties shall mutually agree (the “Auditor”). The decision of the Auditor shall be final and the costs of such arbitration as well as the initial audit shall be borne between the Parties in such manner as the Auditor shall determine. Not later than [***] after such decision and in accordance with such decision, Licensee shall pay the additional amounts, with interest from the date originally due as provided in Section 4.7 (Interest on Late Payments) or AstraZeneca shall reimburse the excess payments, as applicable.

Article 5

INTELLECTUAL PROPERTY

5.1. Ownership of Intellectual Property.

5.1.1. Background Intellectual Property. For the avoidance of doubt, as between the Parties, each Party shall own all right, title and interest in and to any and all Information, Improvements and other inventions existing as of the Effective Date, or developed or acquired outside of the scope of this Agreement (“Background Intellectual Property”). Except as expressly set forth herein, nothing in this Agreement shall transfer any rights in such Background Intellectual Property to the other Party.

5.1.2. Ownership of Arising Technology. As between the Parties, Licensee shall own all right, title and interest in and to any and all Information, Improvements and other inventions that are conceived, discovered, developed or otherwise made by or on behalf of Licensee or its Affiliates or its or their (sub)licensees (or Sublicensee(s)), as applicable, under or in connection with this Agreement, whether or not patented or patentable and any and all Patents and other intellectual property rights with respect thereto.

5.2. Maintenance and Prosecution of AstraZeneca Patents.

5.2.1. [***]

5.2.2. In General. As between the Parties, Licensee shall through counsel of its choice, prepare, file, prosecute and maintain the AstraZeneca Patents, including any related interference, re-issuance, re-examination and opposition proceedings with respect thereto, in the Territory, [***.] If Licensee identifies patentable inventions within the AstraZeneca Know-How in the course of reviewing the AstraZeneca Know-How, the rights under this Section 5.2.2 (Maintenance and Prosecution of

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AstraZeneca Patents; In General) include the right for Licensee to file, prosecute and maintain new patent applications in the name of AstraZeneca claiming or covering such patentable inventions [***]. For purposes of this Section 5.2 (Maintenance and Prosecution of AstraZeneca Patents), the Party prosecuting, maintaining or undertaking other related activities pursuant to the foregoing sentence with respect to a Patent shall be the “Prosecuting Party.” The Prosecuting Party shall periodically inform the other Party of all material steps with regard to the preparation, filing, prosecution and maintenance of the AstraZeneca Patents, in the Territory, including by providing the non-Prosecuting Party with a copy of material communications to and from any patent authority in the Territory regarding such Patents and by providing the non- Prosecuting Party drafts of any material filings or responses to be made to such patent authorities in the Territory sufficiently in advance of submitting such filings or responses so as to allow for a reasonable opportunity for the non-Prosecuting Party to review and comment thereon. The Prosecuting Party shall consider in good faith the requests and suggestions of the non-Prosecuting Party with respect to such drafts and with respect to strategies for filing and prosecuting such Patents in the Territory. If, as between the Parties, the Prosecuting Party decides not to prepare, file, prosecute or maintain an AstraZeneca Patent in a country in the Territory, the Prosecuting Party shall provide reasonable prior written notice to the non-Prosecuting Party of such intention, the non-Prosecuting Party shall thereupon have the right but not the obligation, in its sole discretion, to assume the control and direction of the preparation, filing, prosecution and maintenance of such AstraZeneca Patent [***] in such country, whereupon following the taking of such control the non-Prosecuting Party shall be deemed the Prosecuting Party with respect to such Patent. [***]

5.2.3. Cooperation. The non-Prosecuting Party shall, and shall cause its Affiliates to, assist and cooperate with the Prosecuting Party, as the Prosecuting Party may reasonably request from time to time, in the preparation, filing, prosecution and maintenance of the AstraZeneca Patents in the Territory under this Agreement, including that the non-Prosecuting Party shall, and shall ensure that its Affiliates, (i) offer its comments, if any, promptly, (ii) provide access to relevant documents and other evidence and make its employees available at reasonable business hours; provided, however, that neither Party shall be required to provide legally privileged information with respect to such intellectual property unless and until procedures reasonably acceptable to such Party are in place to protect such privilege; and provided, further, that the Prosecuting Party shall reimburse the non-Prosecuting Party for its reasonable and verifiable costs and expenses incurred in connection therewith.

5.2.4. Patent Term Extension and Supplementary Protection Certificate. As between the Parties, Licensee shall have the sole right to make decisions regarding and Licensee shall have the right to apply for, patent term extensions, in the Territory including in the United States with respect to extensions pursuant to 35 U.S.C. §156 et. seq. and in other

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jurisdictions pursuant to supplementary protection certificates, and in all jurisdictions with respect to any other extensions that are now or become available in the future, wherever applicable, for the AstraZeneca Patents and with respect to the Licensed Compound and the Licensed Products, in each case including whether or not to do so. AstraZeneca shall provide prompt and reasonable assistance, as requested by Licensee, including by taking such action as patent holder as is required under any Applicable Law to obtain such extension or supplementary protection certificate.

5.2.5. Common Ownership under Joint Research Agreements. Notwithstanding anything to the contrary in this Article 5 (INTELLECTUAL PROPERTY), neither Party shall have the right to make an election under 35 U.S.C. 102(c) when exercising its rights under this Article 5 (INTELLECTUAL PROPERTY) without the prior written consent of the other Party. With respect to any such permitted election, the Parties shall coordinate their activities with respect to any submissions, filings or other activities in support thereof. The Parties acknowledge and agree that this Agreement is a “joint research agreement” as defined in 35 U.S.C. 100(h).

5.2.6. Patent Listings. Licensee shall have the right and responsibility to make all filings with Regulatory Authorities in the Territory with respect to the AstraZeneca Patents, including as required or allowed (i) in the United States, in the FDA’s Orange Book and (ii) in the European Union, under the national implementations of Article 10.1(a)(iii) of Directive 2001/EC/83 or other international equivalents; provided that Licensee shall consult with AstraZeneca to determine the course of action with respect to such filings.

5.3. Enforcement of Patents.

5.3.1. Notice. Each Party shall promptly notify the other Party in writing of (i) any alleged or threatened infringement of the AstraZeneca Patents in any jurisdiction in the Territory or (ii) any certification filed under the Hatch-Waxman Act claiming that any AstraZeneca Patents are invalid or unenforceable or claiming that any AstraZeneca Patents would not be infringed by the making, use, offer for sale, sale or import of a product for which an application under the Hatch-Waxman Act is filed or any equivalent or similar certification or notice in any other jurisdiction, in each case ((i) and (ii)) of which such Party becomes aware (an “Infringement”).

5.3.2. Enforcement of Patents. As between the Parties, (i) Licensee shall have the first right, but not the obligation, to prosecute any Infringement with respect to the AstraZeneca Patents, including as a defense or counterclaim in connection with any Third Party Infringement Claim, [***], using counsel of Licensee’s choice. For purposes of this Section 5.3 (Enforcement of Patents), the Party prosecuting any Infringement pursuant to the foregoing sentence with respect to a Patent shall be the “Enforcing Party.” In the event Licensee prosecutes any such Infringement in the Field in the Territory, AstraZeneca shall have the right to join as a party to such claim, suit or proceeding and participate with its own counsel [***]; provided that Licensee shall retain control of the prosecution of such claim, suit or proceeding, including the response to any defense or defense of any counterclaim raised in connection therewith. In the event AstraZeneca prosecutes any such Infringement in the Field in the Territory, Licensee shall have the right to join as a party to such

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claim, suit or proceeding and participate with its own counsel [***]; provided that AstraZeneca shall retain control of the prosecution of such claim, suit or proceeding, including the response to any defense or defense of any counterclaim raised in connection therewith. If the Enforcing Party or its designee does not take commercially reasonable steps to prosecute an Infringement in the Field (x) within [***] following the first notice provided above with respect to such Infringement or (y) provided such date occurs after the first such notice of such Infringement is provided, [***] before the time limit, if any, set forth in appropriate laws and regulations for filing of such actions, whichever comes first, then (1) the Enforcing Party shall so notify the non-Enforcing Party and (2) upon the Enforcing Party’s written consent (such consent not to be unreasonably withheld, conditioned or delayed), the non-Enforcing Party may prosecute such alleged or threatened infringement [***], whereupon the non-Enforcing Party shall be deemed the Enforcing Party with respect to such Infringement.

5.3.3. Cooperation. The Parties agree to cooperate fully in any Infringement action pursuant to this Section 5.3 (Enforcement of Patents), including by making the inventors, applicable records and documents (including laboratory notebooks) with respect to the relevant Patents available to the Enforcing Party on the Enforcing Party’s request. With respect to an action controlled by the applicable Enforcing Party, the other Party shall, and shall cause its Affiliates to, assist and cooperate with the Enforcing Party, as the Enforcing Party may reasonably request from time to time, in connection with its activities set forth in this Section, including where necessary, furnishing a power of attorney solely for such purpose or joining in, or being named as a necessary party to, such action, providing access to relevant documents and other evidence and making its employees available at reasonable business hours; provided that, the Enforcing Party shall reimburse such other Party for its reasonable and verifiable costs and expenses incurred in connection therewith. Unless otherwise set forth herein, the Enforcing Party shall have the right to settle such claim; provided that neither Party shall have the right to settle any Infringement litigation under this Section 5.3 (Enforcement of Patents) in a manner that has a material adverse effect on the rights or interest of the other Party or in a manner that imposes any costs or liability on or involves any admission by, the other Party, without the express written consent of such other Party (which consent shall not be unreasonably withheld, conditioned or delayed). In connection with any activities with respect to an Infringement action prosecuted by the applicable Enforcing Party pursuant to this Section 5.3 (Enforcement of Patents) involving Patents Controlled by or licensed under Article 2 (GRANT OF RIGHTS) to the other Party, the Enforcing Party shall (i) consult with the other Party as to the strategy for the prosecution of such claim, suit or proceeding, (ii) consider in good faith any comments from the other Party with respect thereto and (iii) keep the other Party reasonably informed of any material steps taken and provide copies of all material documents filed, in connection with such action.

5.3.4. Recovery. Except as otherwise agreed by the Parties in connection with a cost sharing arrangement, any recovery realized as a result of such litigation described above in this Section 5.3 (Enforcement of Patents) (whether by way of settlement or otherwise) shall be first, allocated to reimburse the Parties for their costs and expenses in making such recovery (which amounts shall be allocated pro rata if insufficient to cover the totality of such expenses). Any remainder after such reimbursement is made shall be retained as follows:

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a. If Licensee is the Enforcing Party, [***]; and

b. If AstraZeneca is the Enforcing Party, [***].

5.4. Infringement Claims by Third Parties. If the Exploitation of a Licensed Product in the Territory pursuant to this Agreement results in, or is reasonably expected to result in, any claim, suit or proceeding by a Third Party alleging infringement by Licensee or any of its Affiliates or its or their Sublicensees (a “Third Party Infringement Claim”), including any defense or counterclaim in connection with an Infringement action initiated pursuant to Section 5.3 (Enforcement of Patents), the Party first becoming aware of such alleged infringement shall promptly notify the other Party thereof in writing. As between the Parties, Licensee shall be responsible for defending any such claim, suit or proceeding at its sole cost and expense, using counsel of Licensee’s choice. AstraZeneca may participate in any such claim, suit or proceeding with counsel of its choice at its sole cost and expense; provided that Licensee shall retain the right to control such claim, suit or proceeding. AstraZeneca shall, and shall cause its Affiliates to, assist and cooperate with Licensee, as Licensee may reasonably request from time to time, in connection with its activities set forth in this Section, including where necessary, furnishing a power of attorney solely for such purpose or joining in, or being named as a necessary party to, such action, providing access to relevant documents and other evidence and making its employees available at reasonable business hours; provided that Licensee shall reimburse AstraZeneca for its reasonable and verifiable costs and expenses incurred in connection therewith. Licensee shall keep AstraZeneca reasonably informed of all material developments in connection with any such claim, suit or proceeding. Licensee agrees to provide AstraZeneca with copies of all material pleadings filed in such action and to allow AstraZeneca reasonable opportunity to participate in the defense of the claims. Any damages, or awards, including royalties incurred or awarded in connection with any Third Party Infringement Claim defended under this Section 5.4 (Infringement Claims by Third Parties) shall be borne by Licensee.

5.5. Invalidity or Unenforceability Defenses or Actions. Each Party shall promptly notify the other Party in writing of any alleged or threatened assertion of invalidity or unenforceability of any of the AstraZeneca Patents by a Third Party (an “Invalidity Claim”) and of which such Party becomes aware. As between the Parties, Licensee shall have the first right, but not the obligation, to defend and control the defense of the Invalidity Claim at its sole cost and expense, using counsel of Licensee’s choice, including when such Invalidity Claim is raised as a defense or counterclaim in connection with an Infringement action initiated pursuant to Section 5.3 (Enforcement of Patents). For purposes of this Section 5.5 (Invalidity or Unenforceability Defenses or Actions), the Party defending the Invalidity Claim pursuant to the foregoing sentence with respect to an AstraZeneca Patent shall be the “Controlling Party.” With respect to any such Invalidity Claim proceeding in the Territory, the non-Controlling Party may participate in such claim, suit or proceeding with counsel of its choice at its sole cost and expense; provided that the Controlling Party shall retain control of the defense in such claim, suit or proceeding. If the Controlling Party or its designee elects not to defend or control the defense of the applicable AstraZeneca Patents in a suit brought in the Territory or otherwise fails to initiate and maintain the defense of any such claim, suit or proceeding, then the non-Controlling Party may conduct and

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control the defense of any such claim, suit or proceeding at its sole cost and expense. The non- Controlling Party in such an action shall, and shall cause its Affiliates to, assist and cooperate with the Controlling Party, as such Controlling Party may reasonably request from time to time in connection with its activities set forth in this Section, including where necessary, furnishing a power of attorney solely for such purpose or joining in, or being named as a necessary party to, such action, providing access to relevant documents and other evidence and making its employees available at reasonable business hours; provided that the Controlling Party shall reimburse the non- Controlling Party for its reasonable and verifiable costs and expenses incurred in connection therewith. In connection with any activities with respect to a defense, claim or counterclaim relating to the AstraZeneca Patents pursuant to this Section 5.5 (Invalidity or Unenforceability Defenses or Actions), the Controlling Party shall (x) consult with the non-Controlling Party as to the strategy for such activities, (y) consider in good faith any comments from the non-Controlling Party and (z) keep the non-Controlling Party reasonably informed of any material steps taken and provide copies of all material documents filed, in connection with such defense, claim or counterclaim.

5.6. Third Party Patent Rights. If in the reasonable opinion of Licensee, the Exploitation of the Licensed Compound or Licensed Product in the Field and in the Territory by Licensee, any of its Affiliates or any of its or their Sublicensees infringes or is reasonably expected to infringe any Patent of a Third Party in any country in the Territory (such right, a “Third Party Patent Right”), then, as between the Parties, Licensee shall have the right, but not the obligation, to negotiate and obtain a license from such Third Party to such Third Party Patent Right as necessary or desirable for Licensee or its Affiliates or its or their Sublicensees to Exploit the Licensed Compound and Licensed Products in the Field in such country; provided that Licensee shall bear all expenses incurred in connection therewith, including any royalties, milestones or other payments incurred under any such license, [***].

5.7. Corporate Names. Licensee shall not and shall not permit its Affiliates or its or their Sublicensees to, (i) use in their respective businesses, any Trademark that is confusingly similar to, misleading or deceptive with respect to or that dilutes any (or any part) of the Corporate Names, (ii) do any act that endangers, destroys or similarly affects, in any material respect, the value of the goodwill pertaining to the Corporate Names or (iii) attack, dispute or contest the validity of or ownership of the Corporate Names anywhere in the Territory or any registrations issued or issuing with respect thereto or any pending registration thereof. Licensee agrees and shall cause its Affiliates and Sublicensees, to conform (x) to the customary industry standards for the protection of the Trademarks and to such trademark usage guidelines as AstraZeneca may furnish from time to time with respect to the use of the Corporate Names and (y) to adhere to and maintain the highest quality standards of AstraZeneca with respect to goods sold and services provided under the Corporate Names.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE DERMAVANT SCIENCES LTD. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO DERMAVANT SCIENCES LTD. IF PUBLICLY DISCLOSED.

Article 6

CONFIDENTIALITY AND NON-DISCLOSURE

6.1. Confidentiality Obligations. At all times during the Term and for a period of [***] following termination or expiration hereof in its entirety, each Party shall and shall cause its officers, directors, employees and agents to, keep confidential and not publish or otherwise disclose to a Third Party and not use, directly or indirectly, for any purpose, any Confidential Information furnished or otherwise made known to it, directly or indirectly, by the other Party, except to the extent such disclosure or use is expressly permitted by the terms of this Agreement. “Confidential Information” means any technical, business or other information provided by or on behalf of one Party to the other Party in connection with this Agreement, including information relating to the terms of this Agreement (subject to Section 6.2 (Permitted Disclosures), Section 6.4 (Public Announcements) and Section 7.6.8 (Anti-Bribery and Anti- Corruption Compliance), information relating to the Licensed Compound or any Licensed Product (including the Regulatory Documentation), any Development or Commercialization of the Licensed Compound or any Licensed Product, any know-how with respect thereto developed by or on behalf of the disclosing Party or its Affiliates (including Licensee Know-How and AstraZeneca Know-How, as applicable) or the scientific, regulatory or business affairs or other activities of either Party. Notwithstanding the foregoing, the terms of this Agreement shall be deemed to be the Confidential Information of both Parties and both Parties shall be deemed to be the receiving Party and the disclosing Party with respect thereto. Notwithstanding the foregoing, the confidentiality and non-use obligations under this Section 6.1 with respect to any Confidential Information shall not include any information that:

6.1.1. is or hereafter becomes part of the public domain by public use, publication, general knowledge or the like through no breach of this Agreement by the receiving Party;

6.1.2. can be demonstrated by documentation or other competent proof to have been in the receiving Party’s possession prior to disclosure by the disclosing Party without any obligation of confidentiality with respect to such information;

6.1.3. is subsequently received by the receiving Party from a Third Party who is not bound by any obligation of confidentiality with respect to such information;

6.1.4. has been published by a Third Party or otherwise enters the public domain through no fault of the receiving Party in breach of this Agreement; or

6.1.5. can be demonstrated by documentation or other competent evidence to have been independently developed by or for the receiving Party without reference to the disclosing Party’s Confidential Information.

Specific aspects or details of Confidential Information shall not be deemed to be within the public domain or in the possession of the receiving Party merely because the Confidential Information is embraced by more general information in the public domain or in the possession of the receiving Party. Further, any combination of Confidential Information shall not be considered in the public domain or in the possession of the receiving Party merely because individual elements of such Confidential Information are in the public domain or in the possession of the receiving Party unless the combination and its principles are in the public domain or in the possession of the receiving Party.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE DERMAVANT SCIENCES LTD. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO DERMAVANT SCIENCES LTD. IF PUBLICLY DISCLOSED.

6.2. Permitted Disclosures. Each Party may disclose Confidential Information to the extent that such disclosure is:

6.2.1. made in response to a valid order of a court of competent jurisdiction or other supra-national, federal, national, regional, state, provincial and local governmental or regulatory body of competent jurisdiction or, if in the reasonable opinion of the receiving Party’s legal counsel, such disclosure is otherwise required by law, including by reason of filing with securities regulators; provided, however, that the receiving Party shall first have given notice to the disclosing Party and given the disclosing Party a reasonable opportunity to quash such order or to obtain a protective order or confidential treatment requiring that the Confidential Information and documents that are the subject of such order be held in confidence by such court or agency or, if disclosed, be used only for the purposes for which the order was issued; and provided, further, that the Confidential Information disclosed in response to such court or governmental order shall be limited to that information which is legally required to be disclosed in response to such court or governmental order;

6.2.2. made by or on behalf of the receiving Party to the Regulatory Authorities as required in connection with any filing, application or request for Regulatory Approval; provided, however, that reasonable measures shall be taken to assure confidential treatment of such information to the extent practicable and consistent with Applicable Law;

6.2.3. made by or on behalf of the receiving Party to a patent authority as may be reasonably necessary or useful for purposes of obtaining or enforcing a Patent; provided, however, that reasonable measures shall be taken to assure confidential treatment of such information, to the extent such protection is available; or

6.2.4. made by or on behalf of the receiving Party to potential or actual investors, lenders, investment bankers, or acquirers as may be necessary in connection with their evaluation of such potential or actual investment, loan, financing, or acquisition, and in the case of Licensee, to Third Parties in connection with a proposed public offering of stock of Licensee or its Affiliate; provided, however, that such persons shall be subject to obligations of confidentiality and non-use with respect to such Confidential Information substantially similar to the obligations of confidentiality and non-use of the receiving Party pursuant to this Article 6 (CONFIDENTIALITY AND NON-DISCLOSURE) (with a duration of confidentiality and non- use obligation that is no less than [***] from the date of disclosure, unless otherwise approved in writing by AstraZeneca);

6.2.5. made by or on behalf of the receiving Party in connection with prosecuting or defending litigation; provided, however, that best efforts shall be taken to assure confidential treatment of such information; or

6.2.6. made by or on behalf of the receiving Party in connection with exercising its rights hereunder, to its Affiliates and potential or actual collaborators; provided,

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE DERMAVANT SCIENCES LTD. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO DERMAVANT SCIENCES LTD. IF PUBLICLY DISCLOSED.

however, that such persons shall be subject to obligations of confidentiality and non-use with respect to such Confidential Information substantially similar to the obligations of confidentiality and non-use of the receiving Party pursuant to this Article 6 (CONFIDENTIALITY AND NON- DISCLOSURE) (with a duration of confidentiality and non-use obligation that is no less than [*** ***] from the date of disclosure).

6.3. Use of Name. Except as expressly provided herein, neither Party shall use the name, logo or Trademark of the other Party or any of its Affiliates or any of its or their (sub)licensees (or Sublicensees) (or any abbreviation or adaptation thereof) in any publication, press release, marketing and promotional material or other form of publicity without the prior written approval of such other Party in each instance. The restrictions imposed by this Section 6.3 (Use of Names) shall not prohibit (i) either Party from making any disclosure identifying the other Party to the extent required in connection with its exercise of its rights or obligations under this Agreement and (ii) either Party from making any disclosure identifying the other Party that is required by Applicable Law or the rules of a stock exchange on which the securities of the disclosing Party are listed (or to which an application for listing has been submitted). Notwithstanding the foregoing, each Party and its Affiliates may disclose on its website and in its promotional materials that the other Party is a development partner of such Party and may utilize the other Party’s name and logo in conjunction with such disclosure.

6.4. Public Announcements. The Parties will discuss in good faith with the aim to agree upon the content of a press release, the release of which the Parties shall coordinate in order to accomplish such release by Licensee within [***] after the Effective Date. Neither Party shall issue any other public announcement, press release or other public disclosure regarding this Agreement or its subject matter without the other Party’s prior written consent, which consent shall not be unreasonably withheld, except for any such disclosure that is, in the opinion of the disclosing Party’s counsel, required by Applicable Law or the rules of a stock exchange on which the securities of the disclosing Party are listed (or to which an application for listing has been submitted). In the event a Party is, in the opinion of its counsel, required by Applicable Law or the rules of a stock exchange on which its securities are listed (or to which an application for listing has been submitted) to make such a public disclosure, such Party shall submit the proposed disclosure in writing to the other Party as far in advance as reasonably practicable (and in no event less than [***] prior to the anticipated date of disclosure) so as to provide a reasonable opportunity to comment thereon. Neither Party shall be required to seek the permission of the other Party to repeat any information regarding the terms of this Agreement or any amendment hereto that has already been publicly disclosed by such Party or by the other Party, in accordance with this Section 6.4 (Public Announcements); provided that such information remains accurate as of such time and provided the frequency and form of such disclosure are reasonable.

6.5. Publications. The Parties recognize the desirability of publishing and publicly disclosing the results of and information regarding, activities under this Agreement. Accordingly, Licensee shall be free to publicly disclose the results of and information regarding, activities under this Agreement, subject to prior review by AstraZeneca of any disclosure of AstraZeneca’s Confidential Information for issues of patentability and protection of such Confidential Information, in a manner consistent with Applicable Law and industry practices, as

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE DERMAVANT SCIENCES LTD. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO DERMAVANT SCIENCES LTD. IF PUBLICLY DISCLOSED.

provided in this Section 6.5 (Publications). Accordingly, prior to publishing or disclosing any Confidential Information of AstraZeneca, Licensee shall provide AstraZeneca with drafts of proposed abstracts, manuscripts or summaries of presentations that cover such Confidential Information. AstraZeneca shall respond promptly through its designated representative and in any event no later than [***] after receipt of such proposed publication or presentation or such shorter period as may be required by the publication or presentation. Licensee agrees to allow a reasonable period (not to exceed [***]) to permit filings for patent protection and to otherwise address issues of Confidential Information or related competitive harm to the reasonable satisfaction of AstraZeneca. In addition, Licensee shall give due regard to comments furnished by AstraZeneca and such comments shall not be unreasonably rejected. In the event that AstraZeneca desires to publish AstraZeneca Know-How, AstraZeneca shall not submit any publications relating to the AstraZeneca Know-How without Licensee’s prior written consent not to be unreasonable withheld.

6.6. Return of Confidential Information. Upon the effective date of the expiration or termination of this Agreement for any reason, either Party may request in writing and the non-requesting Party shall either, with respect to Confidential Information to which such non- requesting Party does not retain rights under the surviving provisions of this Agreement, at the requesting Party’s election, (i) promptly destroy all copies of such Confidential Information in the possession or control of the non-requesting Party and confirm such destruction in writing to the requesting Party or (ii) promptly deliver to the requesting Party, at the non-requesting Party’s sole cost and expense, all copies of such Confidential Information in the possession or control of the non-requesting Party. Notwithstanding the foregoing, the non-requesting Party shall be permitted to retain such Confidential Information (x) to the extent necessary or useful for purposes of performing any continuing obligations or exercising any ongoing rights hereunder and, in any event, a single copy of such Confidential Information for archival purposes and (y) any computer records or files containing such Confidential Information that have been created solely by such non-requesting Party’s automatic archiving and back-up procedures, to the extent created and retained in a manner consistent with such non-requesting Party’s standard archiving and back-up procedures, but not for any other uses or purposes. All Confidential Information shall continue to be subject to the terms of this Agreement for the period set forth in Section 6.1 (Confidentiality Obligations).

6.7. Privileged Communications. In furtherance of this Agreement, it is expected that the Parties may, from time to time, disclose to one another privileged communications with counsel, including opinions, memoranda, letters and other written, electronic and verbal communications. Such disclosures are made with the understanding that they shall remain confidential in accordance with this Article 6 (CONFIDENTIALITY AND NON- DISCLOSURE), that they will not be deemed to waive any applicable attorney-client or attorney work product or other privilege and that they are made in connection with the shared community of legal interests existing between AstraZeneca and Licensee, including the community of legal interests in avoiding infringement of any valid, enforceable patents of Third Parties and maintaining the validity of the AstraZeneca Patents, Licensee Patents and Joint Patents. In the event of any litigation (or potential litigation) with a Third Party related to this Agreement or the subject matter hereof, the Parties shall, upon either Party’s request, enter into a reasonable and customary joint defense agreement. In any event, each Party shall consult in a timely manner with

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE DERMAVANT SCIENCES LTD. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO DERMAVANT SCIENCES LTD. IF PUBLICLY DISCLOSED.

the other Party before engaging in any conduct (e.g., producing information or documents) in connection with litigation or other proceedings that could conceivably implicate privileges maintained by the other Party. Notwithstanding anything contained in this Section 6.7 (Privileged Communications), nothing in this Agreement shall prejudice a Party’s ability to take discovery of the other Party in disputes between them relating to the Agreement and no information otherwise admissible or discoverable by a Party shall become inadmissible or immune from discovery solely by this Section 6.7 (Privileged Communications).

Article 7

REPRESENTATIONS AND WARRANTIES

7.1. Mutual Representations and Warranties. AstraZeneca and Licensee each represents and warrants to the other, as of the Effective Date, and covenants, that:

7.1.1. It is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority, corporate or otherwise, to execute, deliver and perform this Agreement;

7.1.2. The execution and delivery of this Agreement and the performance by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action and do not violate: (i) such Party’s charter documents, bylaws or other organizational documents; (ii) in any material respect, any agreement, instrument or contractual obligation to which such Party or its Affiliates is bound; (iii) any requirement of any Applicable Law; or (iv) any order, writ, judgment, injunction, decree, determination or award of any court or governmental agency presently in effect applicable to such Party or its Affiliates;

7.1.3. This Agreement is a legal, valid and binding obligation of such Party enforceable against it in accordance with its terms and conditions, subject to the effects of bankruptcy, insolvency or other laws of general application affecting the enforcement of creditor rights, judicial principles affecting the availability of specific performance and general principles of equity (whether enforceability is considered a proceeding at law or equity);

7.1.4. It is not under any obligation, contractual or otherwise, to any Person that conflicts with or is inconsistent in any material respect with the terms of this Agreement or that would impede the diligent and complete fulfillment of its obligations hereunder; and

7.1.5. Neither it nor any of its Affiliates has been debarred or is subject to debarment and neither it nor any of its Affiliates will use in any capacity, in connection with the services to be performed under this Agreement, any Person who has been debarred pursuant to Section 306 of the FFDCA or who is the subject of a conviction described in such section. It will inform the other Party in writing promptly if it or any such Person who is performing services hereunder is debarred or is the subject of a conviction described in Section 306 or if any action, suit, claim, investigation or legal or administrative proceeding is pending or, to the best of its or its Affiliates’ knowledge, is threatened, relating to the debarment or conviction of it or any such Person performing services hereunder.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE DERMAVANT SCIENCES LTD. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO DERMAVANT SCIENCES LTD. IF PUBLICLY DISCLOSED.

7.2. Additional Representations and Warranties of AstraZeneca. AstraZeneca further represents and warrants to Licensee, as of the Effective Date, that AstraZeneca: (i) AstraZeneca has full legal or beneficial title and ownership to the AstraZeneca Patents listed on Schedule A as is necessary to grant the licenses to Licensee to such AstraZeneca Patents that AstraZeneca grants pursuant to this Agreement; (ii) AstraZeneca has the rights necessary to grant the licenses to Licensee to AstraZeneca Know-How that AstraZeneca grants pursuant to this Agreement; (iii) the Patents listed on Schedule A are, to AstraZeneca’s knowledge, the only Patents Controlled by AstraZeneca or its Affiliates that claim the Exploitation of a Licensed Compound or Licensed Product; and (iv) the Patents included in the AstraZeneca Patents are not subject to any liens or encumbrances and AstraZeneca has not granted to any Third Party any rights or licenses under such Patents or Information that would conflict with the licenses granted to Licensee hereunder. None of the AstraZeneca Patents listed on Schedule A are in- licensed by AstraZeneca.

7.3. Additional Representations and Warranties of Licensee. Licensee further represents and warrants to AstraZeneca, as of the Effective Date, that Licensee: (i) has conducted its own investigation and analysis of (a) the Patent and other proprietary rights of Third Parties as such rights relate to the Exploitation of the Licensed Compound and Licensed Products as contemplated hereunder and (b) the potential infringement thereof; (ii) understands the complexity and uncertainties associated with possible claims of infringement of Patent or other proprietary rights of Third Parties, particularly those relating to pharmaceutical products; and (iii) acknowledges and agrees that it is solely responsible for the risks of such claims.

7.4. DISCLAIMER OF WARRANTIES. EXCEPT FOR THE EXPRESS WARRANTIES SET FORTH HEREIN, NEITHER PARTY MAKES ANY REPRESENTATIONS OR GRANTS ANY WARRANTIES, EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, BY STATUTE OR OTHERWISE AND EACH PARTY SPECIFICALLY DISCLAIMS ANY OTHER WARRANTIES, WHETHER WRITTEN OR ORAL OR EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF QUALITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR USE OR PURPOSE OR ANY WARRANTY AS TO THE VALIDITY OF ANY PATENTS OR THE NON-INFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES.

7.5. ADDITIONAL WAIVER. EXCEPT AS EXPRESSLY PROVIDED FOR HEREIN, LICENSEE AGREES THAT: (i) THE ASTRAZENECA PATENTS ARE LICENSED “AS IS,” “WITH ALL FAULTS,” AND “WITH ALL DEFECTS,” AND LICENSEE EXPRESSLY WAIVES ALL RIGHTS TO MAKE ANY CLAIM WHATSOEVER AGAINST ASTRAZENECA FOR MISREPRESENTATION OR FOR BREACH OF PROMISE, GUARANTEE OR WARRANTY OF ANY KIND RELATING TO THE ASTRAZENECA PATENTS; (ii) LICENSEE AGREES THAT ASTRAZENECA WILL HAVE NO LIABILITY TO LICENSEE FOR ANY ACT OR OMISSION IN THE PREPARATION, FILING, PROSECUTION, MAINTENANCE, ENFORCEMENT, DEFENSE OR OTHER HANDLING OF THE ASTRAZENECA PATENTS; AND (iii) LICENSEE IS SOLELY RESPONSIBLE FOR DETERMINING WHETHER THE ASTRAZENECA PATENTS HAVE APPLICABILITY OR UTILITY IN LICENSEE’S CONTEMPLATED EXPLOITATION OF THE LICENSED PRODUCTS AND LICENSEE ASSUMES ALL RISK AND LIABILITY IN CONNECTION WITH SUCH DETERMINATION.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE DERMAVANT SCIENCES LTD. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO DERMAVANT SCIENCES LTD. IF PUBLICLY DISCLOSED.

7.6. Anti-Bribery and Anti-Corruption Compliance.

7.6.1. Licensee agrees, on behalf of itself, its officers, directors and employees and on behalf of its Affiliates, agents, representatives, consultants and subcontractors hired in connection with the Exploitation of a Licensed Compound or Licensed Product (together with Licensee, the “Licensee Representatives”) that with respect to Licensee’s performance of its obligations hereunder:

(i) The Licensee Representatives shall not directly or indirectly pay, offer or promise to pay or authorize the payment of any money or give, offer or promise to give or authorize the giving of anything else of value to: (a) any Government Official in order to influence official action; (b) any Person (whether or not a Government Official) (1) to influence such Person to act in breach of a duty of good faith, impartiality or trust (“acting improperly”), (2) to reward such Person for acting improperly or to induce that Person to act improperly or (3) where such Person would be acting improperly by receiving the money or other thing of value; or (c) any Person (whether or not a Government Official) while knowing or having reason to know that all or any portion of the money or other thing of value will be paid, offered, promised or given to or will otherwise benefit, a Government Official in order to influence official action for or against either Party in connection with the matters that are the subject of this Agreement.

(ii) The Licensee Representatives shall not, directly or indirectly, solicit, receive or agree to accept any payment of money or anything else of value in violation of the Anti-Corruption Laws.

7.6.2. The Licensee Representatives shall comply with the Anti- Corruption Laws and shall not take any action that will, or would reasonably be expected to, cause AstraZeneca or its Affiliates to be in violation of any such laws.

7.6.3. Licensee, on behalf of itself and the other Licensee Representatives, represents and warrants to AstraZeneca that: (i) all information provided by Licensee to AstraZeneca in any anti-bribery and corruption due diligence checklist or similar due diligence process is true, complete and correct at the date it was provided in all material respects and that any material changes in circumstances relevant to the answers provided in such exercise shall be immediately disclosed to AstraZeneca; and (ii) to the best of Licensee’s and its Affiliates’ knowledge, no Licensee Representative that will participate or support Licensee’s performance of its obligations hereunder has, directly or indirectly, (a) paid, offered or promised to pay or authorized the payment of any money, (b) given, offered or promised to give or authorized the giving of anything else of value or (c) solicited, received or agreed to accept any payment of money or anything else of value, in each case ((a), (b) and (c)), in violation of the Anti-Corruption Laws during the three (3) years preceding the date of this Agreement.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE DERMAVANT SCIENCES LTD. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO DERMAVANT SCIENCES LTD. IF PUBLICLY DISCLOSED.

7.6.4. Licensee shall promptly provide AstraZeneca with written notice of the following events: (i) upon becoming aware of any breach or violation by Licensee or other Licensee Representative of any representation, warranty or undertaking set forth in Sections 7.6.1 through 7.6.3 above; or (ii) upon receiving a formal notification that it is the target of a formal investigation by a governmental authority for a Material Anti-Corruption Law Violation or upon receipt of information from any of the Licensee Representatives connected with this Agreement that any of them is the target of a formal investigation by a governmental authority for a Material Anti-Corruption Law Violation.

7.6.5. On the occurrence of any of the following events: (A) AstraZeneca becomes aware of that Licensee (or any other Licensee Representative) is in material breach of any representation, warranty or undertaking in Sections 7.6.1 through 7.6.3 or of the Anti- Corruption Laws; or (B) (i) any Material Anti-Corruption Law Violation by Licensee or any other Licensee Representative or (ii) receipt of notification under Section 7.6.4, in either case ((A) or (B)), AstraZeneca shall have the right, in addition to any other rights or remedies under this Agreement or to which AstraZeneca may be entitled in law or equity, to upon written notice to Licensee terminate this Agreement in its entirety with immediate effect (provided, however, that with respect to (A) or (B)(ii) above, if the material breach was by a Person other than Licensee, then AstraZeneca shall not have the right to terminate the Agreement if Licensee, at Licensee’s election, (x) terminates the applicable agreement with such Person or (y) takes such steps, including by requiring Licensee to agree to such additional measures, representations, warranties, undertakings and other provisions, in each case, as AstraZeneca believes in good faith are reasonably necessary in order to avoid a potential violation or continuing violation by such Person of the Anti-Corruption Laws).

7.6.6. Any termination of this Agreement pursuant to Section 7.6.5 shall be treated as a termination by AstraZeneca for Licensee’s breach and the consequences of termination set forth in Section 9.4.2 (Consequences of Termination; Termination by AstraZeneca), as applicable, shall apply and additionally, subject to the accrued rights of the Parties prior to termination, AstraZeneca shall have no liability to Licensee for any fees, reimbursements or other compensation or for any loss, cost, claim or damage resulting, directly or indirectly, from such termination.

7.6.7. Licensee shall be responsible for any breach of any representation, warranty or undertaking in this Section 7.6 (Anti-Bribery and Anti-Corruption Compliance) or of the Anti-Corruption Laws by any Licensee Representative.

7.6.8. AstraZeneca may disclose the terms of this Agreement or any action taken under this Section 7.6 (Anti-Bribery and Anti-Corruption Compliance) to prevent a potential violation or continuing violation of applicable Anti-Corruption Laws, including the identity of Licensee or a Licensee Representative and the payment terms, to any governmental authority if AstraZeneca determines, upon advice of counsel, that such disclosure is necessary.

7.6.9. Licensee represents and warrants that (i) it has reviewed its internal programs in relation to the Anti-Corruption Laws and the ability of the Licensee Representatives to adhere to such laws in performance of its obligations hereunder in advance of the signing of this Agreement and (ii) it and the other Licensee Representatives can and will continue to comply with such Anti-Corruption Laws in performance of its obligations hereunder.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE DERMAVANT SCIENCES LTD. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO DERMAVANT SCIENCES LTD. IF PUBLICLY DISCLOSED.

Article 8

INDEMNITY

8.1. Indemnification of AstraZeneca. Licensee shall indemnify AstraZeneca, its Affiliates, its and their respective directors, officers, employees and agents and defend and save each of them harmless, from and against any and all losses, damages, liabilities, costs and expenses (including reasonable attorneys’ fees and expenses) (collectively, “Losses”) in connection with any and all suits, investigations, claims or demands of Third Parties (collectively, “Third Party Claims”) arising from or occurring as a result of: (i) the breach by Licensee of this Agreement, including the enforcement of AstraZeneca’s rights under this Section 8.1 (Indemnification of AstraZeneca); (ii) the gross negligence or willful misconduct on the part of Licensee or its Affiliates or its or their Sublicensees or its or their distributors or contractors or its or their respective directors, officers, employees or agents in performing its or their obligations under this Agreement; or (iii) the Exploitation by Licensee or any of its Affiliates or its or their Sublicensees or its or their distributors or contractors of any Licensed Product or the Licensed Compound in or for the Territory, except, in each case ((i), (ii) and (iii)), for those Losses for which AstraZeneca has an obligation to indemnify Licensee pursuant to Section 8.2 (Indemnification of Licensee) hereof, as to which Losses each Party shall indemnify the other to the extent of their respective liability.

8.2. Indemnification of Licensee. AstraZeneca shall indemnify Licensee, its Affiliates and its and their respective directors, officers, employees and agents and defend and save each of them harmless, from and against any and all Losses in connection with any and all Third Party Claims arising from or occurring as a result of: (i) the breach by AstraZeneca of this Agreement, including the enforcement of Licensee’s rights under this Section 8.2 (Indemnification of Licensee); (ii) the gross negligence or willful misconduct on the part of AstraZeneca or its Affiliates or its or their respective directors, officers, employees or agents in performing its obligations under this Agreement; or (iii) the Exploitation by AstraZeneca or any of its Affiliates or its or their sublicensees or its or their distributors or contractors of any Licensed Product or the Licensed Compound in or for the Territory prior to the Effective Date; except, in each case (i), (ii) and (iii), for those Losses for which Licensee has an obligation to indemnify AstraZeneca pursuant to Section 8.1 (Indemnification of AstraZeneca) hereof, as to which Losses each Party shall indemnify the other to the extent of their respective liability for the Losses.

8.3. Indemnification Procedures.

8.3.1. Notice of Claim. All indemnification claims in respect of a Party, its Affiliates or its or their (sub)licensees or their respective directors, officers, employees and agents shall be made solely by such Party to this Agreement (the “Indemnified Party”). The Indemnified Party shall give the indemnifying Party prompt written notice (an “Indemnification Claim Notice”) of any Losses or discovery of fact upon which such indemnified Party intends to base a request for indemnification under this Article 8 (INDEMNITY), but in no event shall the indemnifying Party be liable for any Losses that result from any delay in providing such notice. Each Indemnification Claim Notice must contain a description of the claim and the nature and amount of such Loss (to the extent that the nature and amount of such Loss is known at such time).

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE DERMAVANT SCIENCES LTD. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO DERMAVANT SCIENCES LTD. IF PUBLICLY DISCLOSED.

The Indemnified Party shall furnish promptly to the indemnifying Party copies of all papers and official documents received in respect of any Losses and Third Party Claims.

8.3.2. Control of Defense. The indemnifying Party shall have the right to assume the defense of any Third Party Claim by giving written notice to the Indemnified Party within [***] after the indemnifying Party’s receipt of an Indemnification Claim Notice, provided that the indemnifying Party expressly agrees to indemnify the Indemnified Party with respect to such Third Party Claim. The assumption of the defense of a Third Party Claim by the indemnifying Party shall not be construed as an acknowledgment that the indemnifying Party is liable to indemnify the Indemnified Party in respect of the Third Party Claim, nor shall it constitute a waiver by the indemnifying Party of any defenses it may assert against the Indemnified Party’s claim for indemnification. Upon assuming the defense of a Third Party Claim, the indemnifying Party may appoint as lead counsel in the defense of the Third Party Claim any legal counsel selected by the indemnifying Party; provided that it obtains the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld, conditioned or delayed). In the event the indemnifying Party assumes the defense of a Third Party Claim, the Indemnified Party shall immediately deliver to the indemnifying Party all original notices and documents (including court papers) received by the Indemnified Party in connection with the Third Party Claim. Should the indemnifying Party assume the defense of a Third Party Claim, except as provided in Section 8.3.3 (Indemnification Procedures; Right to Participate in Defense), the indemnifying Party shall not be liable to the Indemnified Party for any legal expenses subsequently incurred by such Indemnified Party in connection with the analysis, defense or settlement of the Third Party Claim unless specifically requested in writing by the indemnifying Party. In the event that it is ultimately determined that the indemnifying Party is not obligated to indemnify, defend or hold harmless the Indemnified Party from and against the Third Party Claim, the Indemnified Party shall reimburse the indemnifying Party for any and all reasonable and verifiable costs and expenses (including attorneys’ fees and costs of suit) and any Losses incurred by the indemnifying Party in accordance with this Article 8 (INDEMNITY) in its defense of the Third Party Claim.

8.3.3. Right to Participate in Defense. Any Indemnified Party shall be entitled to participate in the defense of such Third Party Claim and to employ counsel of its choice for such purpose; provided, however, that such employment shall be at the Indemnified Party’s sole cost and expense unless (i) the employment thereof has been specifically authorized in writing by the indemnifying Party in writing (in which case, the defense shall be controlled as provided in Section 8.3.2 (Indemnification Procedures; Control of Defense)), (ii) the indemnifying Party has failed to assume the defense and employ counsel in accordance with Section 8.3.2 (Indemnification Procedures; Control of Defense) (in which case the Indemnified Party shall control the defense) or (iii) the interests of the indemnitee and the indemnifying Party with respect to such Third Party Claim are sufficiently adverse to prohibit the representation by the same counsel of both Parties under Applicable Law, ethical rules or equitable principles (in which case, the Indemnified Party shall control its defense).

8.3.4. Settlement. With respect to any Losses relating solely to the payment of money damages in connection with a Third Party Claim and that shall not result in the applicable indemnitee(s) becoming subject to injunctive or other relief or otherwise adversely affecting the business of the Indemnified Party in any manner and as to which the indemnifying

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE DERMAVANT SCIENCES LTD. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO DERMAVANT SCIENCES LTD. IF PUBLICLY DISCLOSED.

Party shall have acknowledged in writing the obligation to indemnify the applicable indemnitee hereunder, the indemnifying Party shall have the sole right to consent to the entry of any judgment, enter into any settlement or otherwise dispose of such Loss, on such terms as the indemnifying Party, in its sole discretion, shall deem appropriate. With respect to all other Losses in connection with Third Party Claims, where the indemnifying Party has assumed the defense of the Third Party Claim in accordance with Section 8.3.2 (Indemnification Procedures; Control of Defense), the indemnifying Party shall have authority to consent to the entry of any judgment, enter into any settlement or otherwise dispose of such Loss; provided it obtains the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld, conditioned or delayed). If the indemnifying Party does not assume and conduct the defense of a Third Party Claim as provided above, the Indemnified Party may defend against such Third Party Claim; provided that the Indemnified Party shall not settle any Third Party Claim without the prior written consent of the indemnifying Party (which consent shall not be unreasonably withheld, conditioned or delayed).

8.3.5. Cooperation. Regardless of whether the indemnifying Party chooses to defend or prosecute any Third Party Claim, the Indemnified Party shall and shall cause each indemnitee to, cooperate in the defense or prosecution thereof and shall furnish such records, information and testimony, provide such witnesses and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested in connection therewith. Such cooperation shall include access during normal business hours afforded to the indemnifying Party to and reasonable retention by the Indemnified Party of, records and information that are reasonably relevant to such Third Party Claim and making Indemnified Parties and other employees and agents available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder and the indemnifying Party shall reimburse the Indemnified Party for all its, its Affiliates’ and its and their (sub)licensees’ or their respective directors’, officers’, employees’ and agents’, as applicable, reasonable and verifiable out-of-pocket expenses in connection therewith.

8.3.6. Expenses. Except as provided above, the costs and expenses, including fees and disbursements of counsel, incurred by the Indemnified Party and its Affiliates and its and their (sub)licensees and their respective directors, officers, employees and agents, as applicable, in connection with any claim shall be reimbursed on a [***] basis by the indemnifying Party, without prejudice to the indemnifying Party’s right to contest the Indemnified Party’s right to indemnification and subject to refund in the event the indemnifying Party is ultimately held not to be obligated to indemnify the Indemnified Party.

8.4. Special, Indirect and Other Losses. EXCEPT (i) IN THE EVENT THE WILLFUL MISCONDUCT OR FRAUD OF A PARTY OR OF A PARTY’S BREACH OF ITS OBLIGATIONS UNDER ARTICLE 6 (CONFIDENTIALITY AND NON-DISCLOSURE), OR (ii) TO THE EXTENT ANY SUCH DAMAGES ARE REQUIRED TO BE PAID TO A THIRD PARTY AS PART OF A CLAIM FOR WHICH A PARTY PROVIDES INDEMNIFICATION UNDER THIS ARTICLE 8, NEITHER PARTY NOR ANY OF ITS AFFILIATES OR (SUB)LICENSEES SHALL BE LIABLE IN CONTRACT, TORT, NEGLIGENCE, BREACH OF STATUTORY DUTY OR OTHERWISE FOR ANY SPECIAL, INDIRECT, INCIDENTAL, CONSEQUENTIAL, EXEMPLARY OR PUNITIVE DAMAGES OR FOR LOSS OF PROFITS SUFFERED BY THE OTHER PARTY.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE DERMAVANT SCIENCES LTD. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO DERMAVANT SCIENCES LTD. IF PUBLICLY DISCLOSED.

8.5. Insurance. Licensee shall have and maintain such types and amounts of insurance covering its Exploitation of the Licensed Compound and Licensed Products as is (i) normal and customary in the pharmaceutical industry generally for parties similarly situated and (ii) otherwise required by Applicable Law. Upon request by AstraZeneca, Licensee shall provide to AstraZeneca evidence of its insurance coverage, including copies of applicable insurance policies. The insurance policies shall be under an occurrence form, but if only a claims-made form is available to Licensee, then Licensee shall continue to maintain such insurance after the expiration or termination of this Agreement in its entirety for a period of [***].

Article 9

TERM AND TERMINATION

9.1. Term and Expiration. This Agreement shall commence on the Effective Date and, unless earlier terminated in accordance herewith, shall continue in force and effect until the date of expiration of the last Royalty Term for the last Licensed Product (such period, the “Term”). Following the expiration of the Royalty Term for a Licensed Product in a country, the grants in Section 2.1 (Grants to Licensee) shall become non-exclusive, fully-paid, royalty-free, and irrevocable for such Licensed Product in such country. For clarity, upon the expiration of the Term, the grants in Section 2.1 (Grants to Licensee) shall become non-exclusive, fully-paid, royalty-free, and irrevocable in their entirety.

9.2. Termination.

9.2.1. Material Breach. In the event that either Party (the “Breaching Party”) shall be in material breach in the performance of any of its obligations under this Agreement, in addition to any other right and remedy the other Party (the “Non-Breaching Party”) may have, the Non-Breaching Party may terminate this Agreement by providing [***] (the “Notice Period”) prior written notice (the “Termination Notice”) to the Breaching Party and specifying the breach and its claim of right to terminate; provided that (i) the termination shall not become effective at the end of the Notice Period if the Breaching Party cures the breach specified in the Termination Notice during the Notice Period (or, if such default cannot be cured within the Notice Period, if the Breaching Party commences actions to cure such breach within the Notice Period and thereafter diligently continues such actions), and (ii) with respect to an uncured material breach consisting of [***] after First Commercial Sale of a Licensed Product in the Territory, AstraZeneca shall have the right to terminate this Agreement, in its sole discretion, solely with respect to [***].

9.2.2. Termination for Patent Challenge. In the event that Licensee or any of its Affiliates or Sublicensees, anywhere in the Territory, institutes, prosecutes or otherwise participates in (or in any way aids any Third Party in instituting, prosecuting or participating in), at law or in equity or before any administrative or regulatory body, including the U.S. Patent and

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE DERMAVANT SCIENCES LTD. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO DERMAVANT SCIENCES LTD. IF PUBLICLY DISCLOSED.

Trademark Office or its foreign counterparts, any claim, demand, action or cause of action for declaratory relief, damages or any other remedy or for an enjoinment, injunction or any other equitable remedy, including any interference, re-examination, opposition or any similar proceeding, alleging that any claim in a AstraZeneca Patent listed on Schedule A is invalid, unenforceable or otherwise not patentable or would not be infringed by Licensee’s activities absent the rights and licenses granted hereunder, AstraZeneca shall have the right to immediately terminate this Agreement in its entirety, including the rights of any Sublicensees, upon written notice to Licensee; provided, however, that if any such proceeding is brought by a Sublicensee, Licensee shall have a period of [***] to cause such Sublicensee to cease such proceeding or terminate the applicable sublicense agreement.

9.2.3. Termination for Insolvency. In the event that either Party (i) files for protection under bankruptcy or insolvency laws, (ii) makes an assignment for the benefit of creditors, (iii) appoints or suffers appointment of a receiver or trustee over substantially all of its property that is not discharged within [***] after such filing, (iv) proposes a written agreement of composition or extension of its debts, (v) proposes or is a party to any dissolution or liquidation, (vi) files a petition under any bankruptcy or insolvency act or has any such petition filed against that is not discharged within [***] of the filing thereof or (vii) admits in writing its inability generally to meet its obligations as they fall due in the general course, then the other Party may terminate this Agreement in its entirety effective immediately upon written notice to such Party.

9.2.4. Termination by Licensee. Licensee shall have the right to terminate this Agreement in its entirety upon the later of (i) [***] prior written notice to AstraZeneca and (ii) [***] after delivery by Licensee to AstraZeneca of the Program Data Package. Following any such notice of termination, Licensee shall have no further obligation pursuant to Section 3.3.1 (Development; Diligence) or Section 3.5.1 (Commercialization; Diligence) to further Exploit any Licensed Compound or Licensed Product (except as specifically set forth in Section 9.4 (Consequences of Termination).

9.3. Rights in Bankruptcy. All rights and licenses granted under or pursuant to this Agreement by Licensee or AstraZeneca are and shall otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code or any analogous provisions in any other country or jurisdiction, licenses of right to “intellectual property” as defined under Section 101 of the U.S. Bankruptcy Code. The Parties agree that the Parties, as licensees of such rights under this Agreement, shall retain and may fully exercise all of their rights and elections under the U.S. Bankruptcy Code or any analogous provisions in any other country or jurisdiction. The Parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against either Party under the U.S. Bankruptcy Code or any analogous provisions in any other country or jurisdiction, the Party hereto that is not a Party to such proceeding shall be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiments of such intellectual property, which, if not already in the non-subject Party’s possession, shall be promptly delivered to it (i) upon any such commencement of a bankruptcy proceeding upon the non-subject Party’s written request therefor, unless the Party subject to such proceeding elects to continue to perform all of its obligations under this Agreement or (ii) if not delivered under clause (i) above, following the rejection of this Agreement by or on behalf of the Party subject to such proceeding upon written request therefor by the non-subject Party.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE DERMAVANT SCIENCES LTD. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO DERMAVANT SCIENCES LTD. IF PUBLICLY DISCLOSED.

9.4. Consequences of Termination.

9.4.1. Termination by Licensee for Insolvency or Material Breach. In the event of a termination of this Agreement by Licensee in its entirety in accordance with Sections 9.2.1 (Termination; Material Breach) or 9.2.3 (Termination; Termination for Insolvency) (but not Section 9.2.4 (Termination; Termination by Licensee)):

(i) all rights and licenses granted by AstraZeneca hereunder shall immediately terminate, including, for clarity, except as set forth in Section 9.4.4 (Consequences of Termination; Sublicense Survival), any sublicense granted by Licensee pursuant to Section 2.2 (Sublicenses);

(ii) Licensee shall and hereby does, and shall cause its Affiliates and its and their Sublicensees to, when and as requested by AstraZeneca (such request to be delivered prior to the effective date of such termination), [***] to AstraZeneca [***] (a) each Trademark related to a Licensed Compound or Licensed Product and (b) all Regulatory Documentation (including any Regulatory Approvals) applicable to any Licensed Compound or Licensed Products then owned or Controlled by Licensee or any of its Affiliates; provided that if any such Regulatory Documentation or Regulatory Approval is [***] in a country, Licensee shall provide AstraZeneca with all benefit of such Regulatory Documentation or Regulatory Approval, as applicable, and such assistance and cooperation as necessary or reasonably requested by AstraZeneca to [***] such Regulatory Documentation or Regulatory Approval, as applicable, to AstraZeneca or its designee or, at AstraZeneca’s option, to enable AstraZeneca to obtain a substitute for such Regulatory Documentation or Regulatory Approval, as applicable, without disruption to AstraZeneca’s Exploitation of the Licensed Compound or applicable Licensed Product(s); and

(iii) Licensee shall and hereby does, and shall cause its Affiliates and its and their Sublicensees to, effective as of the effective date of termination, grant AstraZeneca a [***], in and to all Regulatory Documentation (including any Regulatory Approvals) then owned or Controlled by Licensee or any of its Affiliates or its or their Sublicensees that are [***] solely to Exploit in the Territory any Licensed Compound or Licensed Product.

9.4.2. Termination by AstraZeneca or by Licensee in accordance Section 9.2.4 (Termination by Licensee). In the event of a termination of this Agreement by AstraZeneca in its entirety in accordance with Sections 9.2.1 (Termination; Material Breach), 9.2.2 (Termination; Termination for Patent Challenge) and 9.2.3 (Termination; Termination for Insolvency) or by Licensee in accordance with Section 9.2.4 (Termination; Termination by Licensee):

(i) all rights and licenses granted by AstraZeneca hereunder shall immediately terminate, including, for clarity, except as set forth in Section 9.4.4 (Consequences of Termination; Sublicense Survival), any sublicense granted by Licensee pursuant to Section 2.2 (Sublicenses);

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE DERMAVANT SCIENCES LTD. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO DERMAVANT SCIENCES LTD. IF PUBLICLY DISCLOSED.

(ii) Licensee shall and hereby does, and shall cause its Affiliates and its and their Sublicensees to, when and as requested by AstraZeneca, [***] to AstraZeneca all of its right, title and interest in and to (a) each Trademark related to a Licensed Compound or Licensed Product and (b) all Regulatory Documentation (including any Regulatory Approvals) applicable to any Licensed Compound or Licensed Products then owned or Controlled by Licensee or any of its Affiliates; provided that if any such Regulatory Documentation or Regulatory Approval is [***] in a country, Licensee shall provide AstraZeneca with all benefit of such Regulatory Documentation or Regulatory Approval, as applicable, and such assistance and cooperation as necessary or reasonably requested by AstraZeneca to [***] such Regulatory Documentation or Regulatory Approval, as applicable, to AstraZeneca or its designee or, at AstraZeneca’s option, to enable AstraZeneca to obtain a substitute for such Regulatory Documentation or Regulatory Approval, as applicable, without disruption to AstraZeneca’s Exploitation of the Licensed Compound or applicable Licensed Product(s);

(iii) in the event of a termination of this Agreement by AstraZeneca in its entirety in accordance with Sections 9.2.1 (Termination; Material Breach), 9.2.2 (Termination; Termination for Patent Challenge) and 9.2.3 (Termination; Termination for Insolvency), all Confidential Information of Licensee solely relating to the Licensed Compound or any Licensed Product shall be treated as the Confidential Information of AstraZeneca;

(iv) in the event of a termination of this Agreement by AstraZeneca in its entirety in accordance with Sections 9.2.1 (Termination; Material Breach), 9.2.2 (Termination; Termination for Patent Challenge) and 9.2.3 (Termination; Termination for Insolvency), Licensee shall and hereby does, and shall cause its Affiliates and its and their Sublicensees to, effective as of the effective date of termination, grant AstraZeneca [***], in and to (a) the Licensee Patents, (b) Licensee Know-How, (c) all Regulatory Documentation (including any Regulatory Approvals) then owned or Controlled by Licensee or any of its Affiliates or its or their Sublicensees that are [***], and (d) any Improvements, in each case ((a) through (d)), solely to Exploit in the Territory any Licensed Compound or Licensed Product;

(v) in the event of a termination of this Agreement by Licensee in its entirety in accordance with Sections 9.2.4 (Termination; Termination by Licensee), Licensee shall and hereby does, and shall cause its Affiliates and its and their Sublicensees to, effective as of the effective date of termination, grant AstraZeneca [***], in and to (a) the Licensee Patents, (b) Licensee Know-How, (c) all Regulatory Documentation (including any Regulatory Approvals) then owned or Controlled by Licensee or any of its Affiliates or its or their Sublicensees that are [***], and (d) any Improvements (the “Grant Back Rights”), in each case ((a) through (d)), solely to Exploit in the Territory any Licensed Compound or Licensed Product, provided that, [***] [***]***unaffected;

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE DERMAVANT SCIENCES LTD. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO DERMAVANT SCIENCES LTD. IF PUBLICLY DISCLOSED.

(vi) unless expressly prohibited by any Regulatory Authority or if in Licensee’s good faith belief patient safety would be adversely impacted, at AstraZeneca’s written request (such request to be delivered prior to the effective date of such termination), Licensee shall and hereby does, and shall cause its Affiliates and its and their Sublicensees to, (a) transfer control to AstraZeneca of any or all clinical studies involving Licensed Products being conducted by or on behalf of Licensee, an Affiliate or a Sublicensee as of the effective date of termination or (b) continue to conduct such clinical studies for up to [***] to enable such transfer to be completed without interruption of any such clinical study, provided that (x) AstraZeneca shall not have any obligation to continue any clinical study and (y) with respect to each clinical study for which such transfer is expressly prohibited by the applicable Regulatory Authority, if any, Licensee shall continue to conduct such clinical study to completion, provided, that:

(A) in the event of a termination of this Agreement by AstraZeneca in its entirety in accordance with Section 9.2.3 (Termination; Insolvency), then AstraZeneca shall be responsible for reimbursing Licensee for [***] for activities pre-agreed by AstraZeneca (unless already committed in a contract with a third party and clearly disclosed in the Program Data Package),

(B) in the event of a termination of this Agreement by AstraZeneca in its entirety in accordance with Sections 9.2.1 (Termination; Material Breach) or 9.2.2 (Termination; Termination for Patent Challenge), then Licensee shall be responsible for the first [***] of costs and expenses incurred after the effective date of termination, and thereafter AstraZeneca shall be responsible for reimbursing Licensee for [***]

***[***], and

(C) in the event of a termination of this Agreement by Licensee in its entirety in accordance with Section 9.2.4 (Termination; Termination by Licensee), then Licensee shall be responsible for the first [***] of costs and expenses incurred after the effective date of termination, and thereafter AstraZeneca shall be responsible for reimbursing Licensee for [***] for activities agreed with AstraZeneca in advance (unless already committed in a contract with a third party and clearly disclosed in the Program Data Package); and

(vii) at AstraZeneca’ written request (such request to be delivered at the later of (A) the effective date of such termination, (B) [***] after AstraZeneca’s receipt of the Program Data Package (if applicable), and (C) the end of the [***] (if applicable)), Licensee shall supply to AstraZeneca such quantities of the Licensed Compound and Licensed Products as AstraZeneca indicates in written forecasts and orders therefor (to the extent Licensee has the ability to do so itself or through an Affiliate or a third party) from time to time at Licensee’s [***] until the earlier of (a) such time as AstraZeneca has established an alternate, validated source of supply for the Licensed Compound and Licensed Products and AstraZeneca is receiving supply from such alternative source and (b) the [***] of the effective date of termination of this Agreement.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE DERMAVANT SCIENCES LTD. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO DERMAVANT SCIENCES LTD. IF PUBLICLY DISCLOSED.

9.4.3. Termination in a Terminated Territory. In the event of a termination of this Agreement with respect to a Terminated Territory by AstraZeneca pursuant to Section 9.2.1 (Termination; Material Breach) (but not in the case of any termination of this Agreement in its entirety):

(i) all rights and licenses granted by AstraZeneca hereunder, including, for clarity, except as set forth in Section 9.4.4(i), any sublicense granted by Licensee pursuant to Section 2.2 (Sublicenses), (a) shall automatically be deemed to be amended to exclude, if applicable, the right to market, promote, detail, distribute, import, sell for commercial use, offer for commercial sale, file any Drug Approval Application for or seek any Regulatory Approval for Licensed Products in such Terminated Territory and (b) shall otherwise survive and continue in effect in such Terminated Territory solely for the purpose of furthering any Commercialization of the Licensed Products in the Territory or any Development or Manufacturing in support thereof;

(ii) Licensee shall and hereby does, and shall cause its Affiliates and its and their Sublicensees to, when and as requested by AstraZeneca, [***] to AstraZeneca all of its right, title and interest in and to (a) each Trademark related the Licensed Compound or Licensed Products in such Terminated Territory and (b) all Regulatory Documentation (including any Regulatory Approvals) applicable to the Exploitation of the Licensed Compound or Licensed

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE DERMAVANT SCIENCES LTD. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO DERMAVANT SCIENCES LTD. IF PUBLICLY DISCLOSED.

Products solely in the Terminated Territory then owned or Controlled by Licensee or any of its Affiliates or its or their Sublicensees; provided that if any such Regulatory Documentation or Regulatory Approval is [***] in a country, Licensee shall provide AstraZeneca with all benefit of such Regulatory Documentation or Regulatory Approval, as applicable, and such assistance and cooperation as necessary or reasonably requested by AstraZeneca to [***] such Regulatory Documentation or Regulatory Approval, as applicable, to AstraZeneca or its designee or, at AstraZeneca’s option, to enable AstraZeneca to obtain a substitute for such Regulatory Documentation or Regulatory Approval, as applicable, without disruption to AstraZeneca’s Exploitation of the Licensed Compound or applicable Licensed Product(s);

(iii) all Confidential Information of Licensee solely relating to the Licensed Compound or any Licensed Product relating to the Terminated Territory shall become Confidential Information of AstraZeneca;

(iv) Licensee shall and hereby does, and shall cause its Affiliates and its and their Sublicensees to, effective as of the effective date of termination, grant AstraZeneca [***], in and to (a) the Licensee Patents, (b) Licensee Know-How, (c) all Regulatory Documentation (including any Regulatory Approvals), including, for clarity, Regulatory Documentation outside the Terminated Territory then owned or Controlled by Licensee or any of its Affiliates or its or their Sublicensees that is [***], and (d) any Improvements, in each case ((a) through (d)), solely to Exploit for commercial use in the Terminated Territory any Licensed Compound or Licensed Product, including the right to Manufacture, Develop and otherwise use the Licensed Compound and the Licensed Products in the Field in the Territory for Exploitation in the Terminated Territory; and

(v) unless expressly prohibited by any Regulatory Authority or if in Licensee’s good faith belief patient safety would be adversely impacted, at AstraZeneca’s written request (such request to be delivered prior to the effective date of such termination), Licensee shall, and shall cause its Affiliates and its and their Sublicensees to (a) transfer control to AstraZeneca of any or all clinical studies involving Licensed Products being conducted by or on behalf of Licensee, an Affiliate or a Sublicensee as of the effective date of termination in the Terminated Territory and (b) continue to conduct such clinical studies, at Licensee’s cost, for up to [***] to enable such transfer to be completed without interruption of any such clinical study; provided that (x) AstraZeneca shall not have any obligation to continue any clinical study unless required by Applicable Law and (y) with respect to each clinical study for which such transfer is expressly prohibited by the applicable Regulatory Authority, if any, Licensee shall continue to conduct such clinical study to completion (at Licensee’s cost and expense for up to [***] and thereafter AstraZeneca shall be responsible for reimbursing Licensee for its cost and expenses (including internal costs) for such activities); and

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE DERMAVANT SCIENCES LTD. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO DERMAVANT SCIENCES LTD. IF PUBLICLY DISCLOSED.

(vi) at AstraZeneca’s written request (such request to be delivered prior to the effective date of such termination), Licensee shall supply to AstraZeneca such quantities of the Licensed Compound and Licensed Products as AstraZeneca indicates in written forecasts and orders therefor (to the extent Licensee has the ability to do so itself or through an Affiliate or a third party) from time to time at Licensee’s [***] until the earlier of (a) such time as AstraZeneca has established an alternate, validated source of supply for the Licensed Compound and Licensed Products, and AstraZeneca is receiving supply from such alternative source and (b) [***] of the effective date of termination of this Agreement.

9.4.4. Sublicense Survival.

(i) Notwithstanding Section 9.4.1 (Consequences of Termination; Termination by Licensee) and Section 9.4.2 (Consequences of Termination; Termination by AstraZeneca), upon termination of this Agreement, any sublicense granted by Licensee under this Agreement in accordance with Section 2.2 (Sublicenses) shall survive and shall automatically be assigned by Licensee to AstraZeneca such that such sublicense becomes a direct license between AstraZeneca and such Sublicensee on the same terms and conditions as those set forth in this Agreement, to the extent applicable to the rights granted by Licensee to such Sublicensee, provided that such sublicense was granted in accordance with the terms of Section 2.2 (Sublicenses) and that such Sublicensee is in compliance with the terms of the sublicense agreement and agrees to comply with all applicable terms of this Agreement.

(ii) Notwithstanding Section 9.4.3 (Consequences of Termination; Termination in a Terminated Territory), in the event this this Agreement is terminated with respect to a Terminated Territory by AstraZeneca, any sublicense granted by Licensee under this Agreement shall automatically be assigned by Licensee to AstraZeneca solely with respect to the right to market, promote, detail, distribute, import, sell for commercial use, offer for commercial sale, file any Drug Approval Application for or seek any Regulatory Approval for Licensed Products in such Terminated Territory, such that such portion of the sublicense becomes a direct license between AstraZeneca and such Sublicensee on the same terms and conditions as those set forth in this Agreement, to the extent applicable to the rights granted by Licensee to such Sublicensee and to the extent applicable to such Licensed Product in such Terminated Territory; provided that such sublicense was granted in accordance with the terms of Section 2.2 and that such Sublicensee is in compliance with the terms of the sublicense agreement and agrees to comply with all applicable terms of this Agreement.

9.5. Remedies. Except as otherwise expressly provided herein, termination of this Agreement (either in its entirety or with respect to one (1) or more country(ies)) in accordance with the provisions hereof shall not limit remedies that may otherwise be available in law or equity.

9.6. Accrued Rights; Surviving Obligations. Termination or expiration of this Agreement (either in its entirety or with respect to one (1) or more region(s)) for any reason shall be without prejudice to any rights that shall have accrued to the benefit of a Party prior to such termination or expiration. Such termination or expiration shall not relieve a Party from obligations that are expressly indicated to survive the termination or expiration of this Agreement. Without limiting the foregoing, [***] of this Agreement shall survive the termination or expiration of this Agreement for any

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE DERMAVANT SCIENCES LTD. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO DERMAVANT SCIENCES LTD. IF PUBLICLY DISCLOSED.

reason. If this Agreement is terminated with respect to the Terminated Territory but not in its entirety, then following such termination the foregoing provisions of this Agreement shall remain in effect with respect to the Terminated Territory (to the extent they would survive and apply in the event the Agreement expires or is terminated in its entirety or as otherwise necessary for any of AstraZeneca and its Affiliates and its and their (sub)licensees to exercise their rights in the Terminated Territory) and all provisions not surviving in accordance with the foregoing shall terminate upon termination of this Agreement with respect to the Terminated Territory and be of no further force and effect (and for the avoidance of doubt all provisions of this Agreement shall remain in effect with respect to all countries in the Territory other than the Terminated Territory).

Article 10

MISCELLANEOUS

10.1. Force Majeure. Neither Party shall be held liable or responsible to the other Party or be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term of this Agreement (other than an obligation to make payments) when such failure or delay is caused by or results from events beyond the reasonable control of the non-performing Party, including fires, floods, earthquakes, hurricanes, embargoes, shortages, epidemics, quarantines, war, acts of war (whether war be declared or not), terrorist acts, insurrections, riots, civil commotion, strikes, lockouts or other labor disturbances (whether involving the workforce of the non-performing Party or of any other Person), acts of God or acts, omissions or delays in acting by any governmental authority (except to the extent such delay results from the breach by the non-performing Party or any of its Affiliates of any term or condition of this Agreement). The non-performing Party shall notify the other Party of such force majeure within [***] after such occurrence by giving written notice to the other Party stating the nature of the event, its anticipated duration and any action being taken to avoid or minimize its effect. The suspension of performance shall be of no greater scope and no longer duration than is necessary and the non-performing Party shall use commercially reasonable efforts to remedy its inability to perform. Without limitation to the foregoing, in the event that the suspension of performance continues for [***] after the date of the occurrence and such suspension of performance would constitute a material breach of this Agreement in the absence of this Section 10.1 (Force Majeure), AstraZeneca shall have the right to terminate this Agreement pursuant to Section 9.2.1 (Termination; Material Breach) without regard to this Section 10.1 (Force Majeure), except that in such event no cure period shall apply and AstraZeneca shall have the right to effect such termination upon written notice to Licensee, in its sole discretion.

10.2. Export Control. This Agreement is made subject to any restrictions concerning the export of products or technical information from the United States or other countries that may be imposed on the Parties from time to time. Each Party agrees that it will not export, directly or indirectly, any technical information acquired from the other Party under this Agreement or any products using such technical information to a location or in a manner that at the time of export requires an export license or other governmental approval, without first obtaining the written consent to do so from the appropriate agency or other governmental entity in accordance with Applicable Law.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE DERMAVANT SCIENCES LTD. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO DERMAVANT SCIENCES LTD. IF PUBLICLY DISCLOSED.

10.3. Assignment. Neither Party may assign its rights or, except as provided in Section 3.8 (Subcontracting), delegate its obligations under this Agreement, whether by operation of law or otherwise, in whole or in part without the prior written consent of the other Party, which consent shall not be unreasonably withheld, conditioned or delayed, except that either Party shall have the right, without such consent, (i) to perform any or all of its obligations and exercise any or all of its rights under this Agreement through any of its Affiliates or its or their (sub)licensees, and (ii) assign any or all of its rights and delegate any or all of its obligations hereunder to any of its Affiliates or its or their (sub)licensees or to any successor in interest (whether by merger, acquisition, asset purchase or otherwise) to all or substantially all of the business to which this Agreement relates; provided that such assigning Party shall provide written notice to the other Party within [***] after such assignment or delegation. Any permitted successor of a Party or any permitted assignee of all of a Party’s rights under this Agreement that has also assumed all of such Party’s obligations hereunder in writing shall, upon any such succession or assignment and assumption, be deemed to be a party to this Agreement as though named herein in substitution for the assigning Party, whereupon the assigning Party shall cease to be a party to this Agreement and shall cease to have any rights or obligations under this Agreement. All validly assigned rights of a Party shall inure to the benefit of and be enforceable by, and all validly delegated obligations of such Party shall be binding on and be enforceable against, the permitted successors and assigns of such Party; provided such Party, if it survives, shall remain jointly and severally liable for the performance of such delegated obligations under this Agreement. Any attempted assignment or delegation in violation of this Section 10.3 (Assignment) shall be void and of no effect. Notwithstanding anything else in Section 4.6 (Taxes), if either Licensee or AstraZeneca assigns this Agreement to an Affiliate or Third Party and, as a result of such assignment, Payments made hereunder are subject to additional withholding Tax or Indirect Tax, such assigning Party shall be responsible for the resulting additional withholding Taxes or Indirect Taxes; provided, however, that if the non-assigning Party derives a Tax benefit (including through the use of foreign Tax credit) determined on a with and without basis as a result of such additional withholding or Indirect Tax, then the non-assigning Party shall promptly reimburse the assigning Party for the amount of such benefit; provided, further, that the non-assigning Party shall take all commercially reasonable actions necessary to obtain any Tax benefit (including through the use of foreign Tax credit) with respect to such additional withholding Taxes or Indirect Tax and to defend such benefit in a Tax audit.

10.4. Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law and if the rights or obligations of either Party under this Agreement will not be materially and adversely affected thereby, (i) such provision shall be fully severable, (ii) this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (iii) the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (iv) in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and reasonably acceptable to the Parties. To the fullest extent permitted by Applicable Law, each Party hereby waives any provision of law that would render any provision hereof illegal, invalid or unenforceable in any respect.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE DERMAVANT SCIENCES LTD. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO DERMAVANT SCIENCES LTD. IF PUBLICLY DISCLOSED.

10.5. Dispute Resolution.

10.5.1. Except as provided in Section 4.10 (Audit Dispute) or Section 10.10 (Equitable Relief), if a dispute arises between the Parties in connection with or relating to this Agreement or any document or instrument delivered in connection herewith (a “Dispute”), then either Party shall have the right to refer such Dispute to the Senior Officers for attempted resolution by good faith negotiations during a period of [***]. Any final decision mutually agreed to by the Executive Officers shall be conclusive and binding on the Parties.

10.5.2. If such Executive Officers are unable to resolve any such Dispute within such [***] period, either Party shall be free to institute binding arbitration in accordance with this Section 10.5.2 upon written notice to the other Party (an “Arbitration Notice”) and seek such remedies as may be available. Upon receipt of an Arbitration Notice by a Party, the applicable Dispute shall be resolved by final and binding arbitration before a panel of three (3) experts with relevant industry experience (the “Arbitrators”). Each of Licensee and AstraZeneca shall promptly select one (1) Arbitrator, which selections shall in no event be made later than [***] after the notice of initiation of arbitration. The third Arbitrator shall be chosen promptly by mutual agreement of the Arbitrator chosen by Licensee and the Arbitrator chosen by AstraZeneca, but in no event later than [***] after the date that the last of such Arbitrators was appointed. The Arbitrators shall determine what discovery will be permitted, consistent with the goal of reasonably controlling the cost and time that the Parties must expend for discovery; provided that the Arbitrators shall permit such discovery as they deem necessary to permit an equitable resolution of the dispute. The arbitration shall be administered by [***] (or its successor entity) in accordance with the then current [***] (including the [***]), except as modified in this Agreement. The arbitration shall be held in New York, and the Parties shall use reasonable efforts to expedite the arbitration if requested by either Party. The Arbitrators shall, within [***] after the conclusion of the arbitration hearing, issue a written award and statement of decision describing the essential findings and conclusions on which the award is based, including the calculation of any damages awarded. The decision or award rendered by the Arbitrators shall be final and non-appealable, and judgment may be entered upon it in accordance with Applicable Law in the State of Delaware or any other court of competent jurisdiction. The Arbitrators shall be authorized to award compensatory damages, but shall not be authorized to reform, modify or materially change this Agreement or any other agreements contemplated hereunder.

10.5.3. Each Party shall bear its own counsel fees, costs, and disbursements arising out of the dispute resolution procedures described in this Section 10.5 (Dispute Resolution), and shall pay an equal share of the fees and costs of the Arbitrators, as applicable, and all other general fees related to any arbitration described in Section 10.5.2; provided, however, the Arbitrators shall be authorized to determine whether a Party is the prevailing Party, and if so, to award to that prevailing Party reimbursement for its reasonable counsel fees, costs and disbursements (including expert witness fees and expenses, photocopy charges, or travel expenses), or the fees and costs of the Arbitrators, as applicable. Unless the Parties otherwise agree in writing, during the period of time that any arbitration proceeding described in

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE DERMAVANT SCIENCES LTD. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO DERMAVANT SCIENCES LTD. IF PUBLICLY DISCLOSED.

Section 10.5.2 is pending under this Agreement, the Parties shall continue to comply with all those terms and provisions of this Agreement that are not the subject of such pending arbitration proceeding. Nothing contained in this Agreement shall deny any Party the right to seek injunctive or other equitable relief from a court of competent jurisdiction in the context of a bona fide emergency or prospective irreparable harm, and such an action may be filed and maintained notwithstanding any ongoing arbitration proceeding. All arbitration proceedings and decisions of the Arbitrators, as applicable, under Section 10.5.2 shall be deemed Confidential Information of both Parties under Article 6 (CONFIDENTIALITY AND NON-DISCLOSURE).

10.6. Governing Law, Jurisdiction and Service.

10.6.1. Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of New York, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction. The Parties agree to exclude the application to this Agreement of the United Nations Convention on Contracts for the International Sale of Goods.

10.6.2. Jurisdiction. Subject to Section 10.5 (Dispute Resolution) and Section 10.10 (Equitable Relief), the Parties hereby irrevocably and unconditionally consent to the exclusive jurisdiction of the courts of the County of New York, State of New York for any action, suit or proceeding (other than appeals therefrom) arising out of or relating to this Agreement and agree not to commence any action, suit or proceeding (other than appeals therefrom) related thereto except in such courts. The Parties irrevocably and unconditionally waive their right to a jury trial.

10.6.3. Venue. The Parties further hereby irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding (other than appeals therefrom) arising out of or relating to this Agreement in the courts of New York and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconven+ient forum.

10.6.4. Service. Each Party further agrees that service of any process, summons, notice or document by registered mail to its address set forth in Section 10.7.2 (Notices; Address for Notice) shall be effective service of process for any action, suit or proceeding brought against it under this Agreement in any such court.

10.7. Notices.

10.7.1. Notice Requirements. Any notice, request, demand, waiver, consent, approval or other communication permitted or required under this Agreement shall be in writing, shall refer specifically to this Agreement and shall be deemed given only if delivered by hand or by internationally recognized overnight delivery service that maintains records of delivery, addressed to the Parties at their respective addresses specified in Section 10.7.2 (Notices; Address for Notice) or to such other address as the Party to whom notice is to be given may have provided to the other Party in accordance with this Section 10.7.1 (Notices; Notice Requirements). Such Notice shall be deemed to have been given as of the date delivered by hand or on the second Business Day (at the place of delivery) after deposit with an internationally recognized overnight delivery service. This Section 10.7.1 (Notices; Notice Requirements) is not intended to govern the day-to-day business communications necessary between the Parties in performing their obligations under the terms of this Agreement.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE DERMAVANT SCIENCES LTD. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO DERMAVANT SCIENCES LTD. IF PUBLICLY DISCLOSED.

10.7.2. Address for Notice.

If to Licensee, to:

Roivant Sciences GmbH

Viaduktstrasse 8

Basel 4051

Switzerland

[***]

[***]

with a copy (which shall not constitute notice) to:

Roivant Sciences, Inc.

320 West 37th Street, 5th Floor

New York, NY 10018 [***]

[***]

If to AstraZeneca, to:

AstraZeneca AB

SE-431 83 Mölndal

Sweden

[***]

with a copy (which shall not constitute notice) to:

AstraZeneca AB

Scientific Partnering and Alliances

SE-431 83 Mölndal

Sweden

[***]

10.8. Entire Agreement; Amendments. This Agreement, together with the Schedules attached hereto, sets forth and constitutes the entire agreement and understanding between the Parties with respect to the subject matter hereof and all prior agreements, understandings, promises and representations, whether written or oral, with respect thereto are superseded hereby. Each Party confirms that it is not relying on any representations or warranties of the other Party except as specifically set forth in this Agreement. No amendment, modification, release or discharge shall be binding on the Parties unless in writing and duly executed by authorized representatives of both Parties. In the event of any inconsistencies between this Agreement and any schedules or other attachments hereto, the terms of this Agreement shall control.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE DERMAVANT SCIENCES LTD. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO DERMAVANT SCIENCES LTD. IF PUBLICLY DISCLOSED.

10.9. English Language. This Agreement shall be written and executed in and all other communications under or in connection with this Agreement shall be in, the English language. Any translation into any other language shall not be an official version thereof and in the event of any conflict in interpretation between the English version and such translation, the English version shall control.

10.10. Equitable Relief. Each Party acknowledges and agrees that the restrictions set forth in Article 6 (CONFIDENTIALITY AND NON-DISCLOSURE) are reasonable and necessary to protect the legitimate interests of the other Party and that such other Party would not have entered into this Agreement in the absence of such restrictions and that any breach or threatened breach of any provision of such Articles may result in irreparable injury to such other Party for which there will be no adequate remedy at law. In the event of a breach or threatened breach of any provision of such Articles, the non-breaching Party shall be authorized and entitled to seek from any court of competent jurisdiction injunctive relief, whether preliminary or permanent, specific performance, which rights shall be cumulative and in addition to any other rights or remedies to which such non-breaching Party may be entitled in law or equity. Both Parties agree to waive any requirement that the other (i) post a bond or other security as a condition for obtaining any such relief and (ii) show irreparable harm, balancing of harms, consideration of the public interest or inadequacy of monetary damages as a remedy. Nothing in this Section 10.10 (Equitable Relief) is intended or should be construed, to limit either Party’s right to equitable relief or any other remedy for a breach of any other provision of this Agreement.

10.11. Waiver and Non-Exclusion of Remedies. Any term or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the Party waiving such term or condition. The waiver by either Party hereto of any right hereunder or of the failure to perform or of a breach by the other Party shall not be deemed a waiver of any other right hereunder or of any other breach or failure by such other Party whether of a similar nature or otherwise. The rights and remedies provided herein are cumulative and do not exclude any other right or remedy provided by Applicable Law or otherwise available except as expressly set forth herein.

10.12. No Benefit to Third Parties. Except as provided in Article 8 (INDEMNITY), covenants and agreements set forth in this Agreement are for the sole benefit of the Parties hereto and their successors and permitted assigns and they shall not be construed as conferring any rights on any other Persons.

10.13. Further Assurance. Each Party shall duly execute and deliver or cause to be duly executed and delivered, such further instruments and do and cause to be done such further acts and things, including the filing of such assignments, agreements, documents and instruments, as may be necessary or as the other Party may reasonably request in connection with this Agreement or to carry out more effectively the provisions and purposes hereof or to better assure and confirm unto such other Party its rights and remedies under this Agreement.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE DERMAVANT SCIENCES LTD. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO DERMAVANT SCIENCES LTD. IF PUBLICLY DISCLOSED.

10.14. Relationship of the Parties. It is expressly agreed that AstraZeneca, on the one hand and Licensee, on the other hand, shall be independent contractors and that the relationship between the two Parties shall not constitute a partnership, joint venture or agency. Neither AstraZeneca, on the one hand, nor Licensee, on the other hand, shall have the authority to make any statements, representations or commitments of any kind or to take any action that will be binding on the other, without the prior written consent of the other Party to do so. All persons employed by a Party shall be employees of such Party and not of the other Party and all costs and obligations incurred by reason of any such employment shall be for the account and expense of such first Party.

10.15. References. Unless otherwise specified, (i) references in this Agreement to any Article, Section or Schedule shall mean references to such Article, Section or Schedule of this Agreement, (ii) references in any Section to any clause are references to such clause of such Section and (iii) references to any agreement, instrument or other document in this Agreement refer to such agreement, instrument or other document as originally executed or, if subsequently amended, replaced or supplemented from time to time, as so amended, replaced or supplemented and in effect at the relevant time of reference thereto.

10.16. Construction. Except where the context otherwise requires, wherever used, the singular shall include the plural, the plural the singular, the use of any gender shall be applicable to all genders and the word “or” is used in the inclusive sense (and/or). Whenever this Agreement refers to a number of days, unless otherwise specified, such number refers to calendar days. The captions of this Agreement are for convenience of reference only and in no way define, describe, extend or limit the scope or intent of this Agreement or the intent of any provision contained in this Agreement. The term “including,” “include,” or “includes” as used herein shall mean including, without limiting the generality of any description preceding such term. The language of this Agreement shall be deemed to be the language mutually chosen by the Parties and no rule of strict construction shall be applied against either Party hereto.

10.17. Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile, PDF format via email or other electronically transmitted signatures and such signatures shall be deemed to bind each Party hereto as if they were original signatures.

[SIGNATURE PAGE FOLLOWS.]

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE DERMAVANT SCIENCES LTD. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO DERMAVANT SCIENCES LTD. IF PUBLICLY DISCLOSED.

THIS AGREEMENT IS EXECUTED by the authorized representatives of the Parties as of the date first written above.

ASTRAZENECA AB (publ.)	ROIVANT SCIENCES GmbH

By:	[*** ]	By:	[*** ]

Name:	[***]	Name:	[***]

Title:	[***]	Title:	[***]

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE DERMAVANT SCIENCES LTD. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO DERMAVANT SCIENCES LTD. IF PUBLICLY DISCLOSED.

Schedule A

AstraZeneca Patents

[***]

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE DERMAVANT SCIENCES LTD. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO DERMAVANT SCIENCES LTD. IF PUBLICLY DISCLOSED.

A-1

Schedule B

Transition Plan

This Transition Plan details the Transfer Activities agreed upon by the Parties to transfer Development responsibility for [***] from AstraZeneca to Licensee.

Definitions in this Transition Plan refer to the definitions in the main agreement between AstraZeneca and Licensee (the “Agreement”), unless otherwise stated.

High level Scope (in-scope and out-of-scope)

This Transition Plan covers all aspects of technology transfer for [***] to allow the effective Development of this agent.

The plan is broken down into functional elements. The key functional elements described are:

•	Know-How

•	Regulatory

•	Drug Substance

These functional elements will describe the knowledge, documents & material.

Any internal documents related to the discovery or development of [***] (e.g. laboratory notebooks) will not be transferred to Licensee.

Transitioning Strategy and Major Milestones

Transition will focus initially on those activities and documents which are a priority for Licensee to start planning its development strategy. The intention is to complete other elements of transition within [***] of the Effective Date.

In situations where Licensee feels specific expertise or knowledge exists with named individuals employed or contracted to work for AstraZeneca, Licensee may seek access to those individuals for defined periods of time for knowledge transfer, and these named individuals will be identified specifically.

In the event of any conflict between the terms and conditions of the Transition Plan and the terms and conditions of the Agreement, the terms and conditions of the Agreement shall take precedence.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE DERMAVANT SCIENCES LTD. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO DERMAVANT SCIENCES LTD. IF PUBLICLY DISCLOSED.

B-1

Transition Schedule

1)	Know-how: Documents posted in the data room will be transferred to Licensee within [***] of Effective Date of the Agreement.

2)	Regulatory: Documents from the internal regulatory database ([***]) will be shared with Licensee within [***] after the Effective Date of the Agreement.

3)

Drug Substance: Within [***] after the Effective Date of the Agreement, [***] of [***] will be delivered to Licensee EXW (Incoterms 2010) the facility designated by AstraZeneca. The drug substance will be provided on an “as-is” basis as described in Section 3.7 of the Agreement.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE DERMAVANT SCIENCES LTD. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO DERMAVANT SCIENCES LTD. IF PUBLICLY DISCLOSED.

B-2

Schedule C

[***]

[***]

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE DERMAVANT SCIENCES LTD. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO DERMAVANT SCIENCES LTD. IF PUBLICLY DISCLOSED.

C-1